UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TELOS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELOS CORPORATION
19886 Ashburn Road
Ashburn, Virginia 20147-2358

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 13, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Telos Corporation, a Maryland corporation (the “Company”), will be held in the auditorium at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia, 20147-2358, on Monday, May 13, 2013 at 1:00 p.m. Eastern Daylight Savings Time, for the following purposes:

1.	ELECTION OF DIRECTORS: To elect nine Class A/B Directors to the Board of Directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	2013 OMNIBUS LONG-TERM INCENTIVE PLAN: To approve the Telos Corporation 2013 Omnibus Long-Term Incentive Plan;

3.	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm; and

4.	OTHER BUSINESS: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 5, 2013 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Holders of record of the Company’s Class A and Class B Common Stock who plan to attend the meeting in person should mark the attendance box on their proxy card and bring the proxy card with them to the meeting. Beneficial owners of the Company’s Class A and Class B Common Stock and 12% Cumulative Exchangeable Redeemable Preferred Stock that is held by a bank, broker or other nominee will be required to provide adequate proof of ownership. In addition, due to the security requirements of the Company’s headquarters, all stockholders will be required to provide personal identification for admission to the Annual Meeting.

By order of the Board of Directors

Helen M. Oh
Secretary

Ashburn, Virginia
April 16, 2013

TELOS CORPORATION
19886 Ashburn Road
Ashburn, Virginia 20147-2358

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2013

This Proxy Statement is furnished by Telos Corporation, a Maryland corporation (“Telos” or the “Company”), to the holders of the Company’s Class A and Class B Common Stock (collectively, the “Common Stock”) and 12% Cumulative Exchangeable Redeemable Preferred Stock (“Public Preferred Stock”) in connection with the Annual Meeting of Stockholders (“Annual Meeting”) of the Company to be held in the auditorium at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia 20147-2358 on May 13, 2013, 1:00 p.m. Eastern Daylight Savings Time, or any adjournment of it, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (“Annual Meeting Notice”).  The Company expects to begin mailing the Annual Meeting Notice, this Proxy Statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Form 10-K”) to all stockholders of record on or about April 16, 2013.  On the same date, the proxy card will be mailed to all holders of record of the Company’s Common Stock. The Company’s Board of Directors is soliciting proxies solely for the election of the Class A/B Directors, the approval of the Telos Corporation 2013 Omnibus Long-Term Incentive Plan (the “2013 Plan”), and the ratification of the Company’s independent registered public accounting firm.

The entire cost of soliciting these proxies will be borne by the Company.  The Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and reimbursement will be provided for any reasonable expenses incurred in so doing. If necessary, the Company may also request its employees to solicit proxies from the stockholders personally or by telephone. The Company may retain a proxy solicitor to assist in the solicitation of proxies, for which the Company would pay usual and customary fees.

This Proxy Statement is being mailed to holders of the Common Stock and the Public Preferred Stock on or about April 16, 2013 together with a Proxy Card (to holders of Common Stock only), the Annual Meeting Notice and the 2012 Form 10-K.

Important notice regarding the availability of proxy materials for the Telos Corporation Annual Meeting of Stockholders to be held on May 13, 2013: The Annual Meeting Notice, this Proxy Statement and the 2012 Form 10-K are available at HTTP://BNYMELLON.MOBULAR.NET/BNYMELLON/TLSRP.

Voting Procedures

Record Date.  The record date for determining the stockholders entitled to vote at the Annual Meeting is April 5, 2013 (“Record Date”).  As of April 5, 2013, there were 40,218,461 shares of Class A Common Stock and 4,037,628 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting.

Votes.  Each holder of Common Stock is entitled to one vote per share of Common Stock held in the election of Class A/B Common Directors and any other issue to be decided at the Annual Meeting. Cumulative voting is not permitted.

Quorum and Vote Required.  A quorum consists of stockholders representing, either in person or by proxy, a majority of the votes entitled to be cast at the Annual Meeting.  Banks, brokers, and other nominees do not have the authority to vote your uninstructed shares in the election of directors.  If a beneficial owner of the Common Stock does not instruct its bank, broker, or other nominee how to vote its shares in the election of directors or the approval of the 2013 Plan, no votes will be cast on that beneficial owner’s behalf.  These broker non-votes are counted for purposes of determining whether a quorum is present and will have no effect on the result of the vote in the election of directors and will have the same effect as voting against the approval of the 2013 Plan.

Directors are elected by a plurality of the votes cast if a quorum is present. The affirmative vote of a majority of votes cast at the Annual Meeting if a quorum is present is required to approve the 2013 Plan and to ratify the appointment of the independent registered public accounting firm.

Voting Methods.  Holders of the Common Stock may vote by (1) signing, dating and mailing the enclosed proxy card in the postage paid envelope provided or (2) attending the Annual Meeting and voting their shares in person. If shares of the Common Stock are held in the name of a bank, broker or other nominee, the beneficial owner of those shares must provide the bank, broker, or other nominee with instructions on how to vote those shares by following the voting instructions provided by the bank, broker, or other nominee.  A beneficial holder may not vote any shares held in the name of a bank, broker, or other nominee unless the beneficial holder obtains a “legal proxy” from the bank, broker, or other nominee.

If any nominations for Class D Directors had been received, holders of the Public Preferred Stock would have been eligible to vote at the Annual Meeting on the election of such Class D Directors and on no other matter before the Annual Meeting; however, since no nominations for Class D Directors were received, holders of Public Preferred Stock are not eligible to vote on any issue before the Annual Meeting.

Meeting Attendance.  Registered holders of the Common Stock who plan to attend the meeting in person should mark the attendance box on their proxy card and bring the proxy card with them to the meeting. Beneficial owners of the Common Stock and the Public Preferred Stock that is held by a bank, broker or other nominee must provide adequate proof of ownership. In addition, due to security requirements at the Company’s headquarters, personal identification will be required for admission to the Annual Meeting.

Revocation of Proxies.  A registered holder of the Common Stock who has provided a proxy may revoke the proxy at any time before the underlying shares are voted at the Annual Meeting by:

(1)	Executing a proxy dated later than the most recent proxy given and mailing it to:

Corporate Secretary
Telos Corporation
19886 Ashburn Road, Ashburn, VA 20147;

(2)	Appearing in person and voting using a ballot at the Annual Meeting; or

(3)	Filing an instrument of revocation with the Inspector of Elections at the Annual Meeting.

If shares of the Common Stock are held in the name of a bank, broker, or other nominee, the beneficial owner of those shares must contact the bank, broker, or other nominee in order to change a vote.  The Inspector of Elections will record each vote according to the latest instructions received from the respective stockholder.

Election of Directors

The Company’s Board of Directors is comprised of eleven members.  Nine of the eleven directors are elected by the holders of the Common Stock and are designated “Class A/B Directors.”  At any time that dividends on the Public Preferred Stock are in arrears and unpaid for three consecutive full semi-annual periods, the holders of the Public Preferred Stock are entitled to elect two members to the Company’s Board of Directors.  Accordingly, on June 18, 2007, the holders of the Public Preferred Stock elected Seth W. Hamot and Andrew R. Siegel to the Company’s Board of Directors.  All of the directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified.  The terms of Messrs. Hamot and Siegel, the Class D Directors, will continue until their respective successors are elected and qualified.

Class A/B Director Nominees.  The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following individuals for election as Class A/B Directors by the holders of the Common Stock:  John B. Wood, Bernard C. Bailey, David Borland, William M. Dvoranchik, Lt. Gen. (ret) Bruce R. Harris, Lt. Gen. (ret) Charles S. Mahan, Jr., Maj. Gen. (ret) John W. Maluda, Robert J. Marino, and Vice Admiral (ret) Jerry O. Tuttle.

Biographical Information Concerning Class A/B Director Nominees.  Information concerning the nominees for election as Class A/B Directors appears below.

Name	Age	Biographical Information
John B. Wood	49
President, Chief Executive Officer, Chairman of the Board of the Company.  Mr. Wood joined the Company in 1992 as Executive Vice President and Chief Operating Officer (“COO”) and in 1994 was named President and Chief Executive Officer (“CEO”). In March 2000 he was appointed to the newly created position of Executive Chairman of the Board, which he held until he became Chairman of the Board subsequent to a restructuring of the Board of Directors in 2002. In January 2003, Mr. Wood resumed the positions of President and CEO.  Mr. Wood has also served as Chairman of Enterworks, Inc., since January 1996; and as CEO of Enterworks, Inc. from January 1996 to November 2005.  From January 2005 to December 2007, Mr. Wood served as Enterworks, Inc.’s Executive Chairman. Since January 2008, Mr. Wood has served as Enterworks, Inc.’s Non-Executive Chairman. Prior to joining the Company, Mr. Wood worked on Wall Street for Dean Witter Reynolds, UBS Securities, and his own boutique investment bank.  Mr. Wood graduated from Georgetown University where he earned a Bachelor of Science in Business Administration in finance and computer science. Mr. Wood also serves on several advisory boards and one foundation board. Mr. Wood is the brother of Mr. Emmett J. Wood, the Executive Vice President, Marketing & Strategy, of the Company.

As the Chief Executive Officer of the Company, Mr. Wood provides the Board with not only the knowledge of the daily workings of the Company, but also with the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company. Mr. Wood’s broad knowledge and experience with the Company, its stockholders, partners, and vendors resulting from his long tenure with the Company is invaluable to the Board.

Name	Age	Biographical Information
Bernard C. Bailey	59
Chairman, CEO of Authentix, Inc., a privately held authentication company, since 2012. Dr. Bailey’s career spans over two decades of management experience in the high technology and security industries. He most recently ran his own consulting company, Paraquis Solutions, LLC.   From August 2002 to September 2006 he served as President and CEO of Viisage Technology, Inc. (NASDAQ:VISG), a leading provider of advanced technology identity solutions. Under his four years of leadership, Viisage’s market capitalization grew from $60 million to over $1 billion. During that period, the company executed nine acquisitions, eventually culminating in the formation of L1 Identity Solutions, a NYSE listed company (NYSE:ID). Prior to Viisage, from January 2001 to August 2002, Dr. Bailey served in various executive roles, including COO at Art Technology Group, a leading provider of e-commerce software. From 1984 to 2001, Dr. Bailey held a variety of finance, sales, marketing, and operations positions at IBM, where he also served in executive roles involved in the growth and development of IBM Global Service’s systems integration and consulting business lines. Dr. Bailey has been a member of the Company’s Board of Directors since October 2006.  In addition to his duties with Authentix and Telos, Dr. Bailey serves as a director on the board of Analogic Corp. (NASDAQ:ALOG).  Previously, until April 2011, Dr. Bailey also served on the Board of Spectrum Control, Inc. (NASDAQ:SPEC) and until January 2012, on the board of Identive Corporation (NASDAQ:INVE).  Dr. Bailey holds a Masters level certificate from the American College of Corporate Directors, a public company director education and credentialing organization.

Dr. Bailey has significant experience in finance matters and within the Company’s industry.  He has served as a financial expert witness in the Chancery Court of Delaware.  He has also served on a number of boards of public companies, and the experience gained by serving on those boards make him a valuable resource for the Board and the Company.

David Borland	65
President, Borland Group, an information technology consulting company, since January 2004. Mr. Borland was elected to the Board of Directors in March 2004 after retiring as Deputy Chief Information Officer (“CIO”) of the U.S. Army with more than 30 years of experience in the U.S. Government. Mr. Borland’s U.S. Army career experience also includes serving as Vice Director of Information Systems for Command, Control, Communications, and Computers; Director of the Information Systems Selection and Acquisition Agency; and numerous other positions. From 1966 through 1970, Mr. Borland served in the U.S. Air Force. Mr. Borland received numerous awards, including the Meritorious Presidential Rank Award for Senior Executive Service Members (1996 and 2003), the Distinguished Presidential Rank Award (2000), and the U.S. Army Decoration for Exceptional Civilian Service (1998 and 2003).

Mr. Borland’s industry experience and extensive service with the U.S. Army and the U.S. Air Force make him a valuable member of the Board of Directors.

William M. Dvoranchik	66
Chairman, Chief Executive Officer, Life is Great, LLC, a privately held consulting and services firm, since 2001. Mr. Dvoranchik was elected to the Company’s Board of Directors in October 2006. In 2001, he retired as President of the Federal Government sector of Electronic Data Systems (“EDS”), where he oversaw all aspects of EDS’ relationship with the U.S. Government. His career at EDS spanned over 30 years and he gained valuable experience as a leader in the brokerage, insurance, and banking and thrift industries before focusing on the U.S. Government sector. From 1985 until his retirement in 2001, in addition to the Federal Government sector, Mr. Dvoranchik participated in and led EDS projects in the intelligence community, state and local governments, and international public sectors, in particular in Australia, Great Britain, and Asia. During this time, he led efforts that brought in new revenues in excess of $10 billion for EDS. For over 20 years, Mr. Dvoranchik served as chairman of the board of the EDS Employees Federal Credit Union, with assets of more than $400 million. He presently serves as director of QBase, LLC, a privately held analytic services company.

Mr. Dvoranchik’s extensive senior management experience in the U.S. government sector provides a valuable resource to the Board and the Company.

Name	Age	Biographical Information
Lieutenant General Bruce R. Harris (USA, Ret.)	79
Retired, U.S. Army Lieutenant General.  General Harris was elected to the Board in August 2006. He retired from the U.S. Army in September of 1989 after more than 33 years of continuous active duty. At the time of his retirement, General Harris was the Director of Information Systems for Command, Control, Communications and Computers in the Office of the Secretary of the Army, Washington, D.C. In that capacity he served as the principal advisor to the Secretary and Chief of Staff of the Army on all aspects of policy, planning, resourcing and acquisition of communications, automation, information management and command and control systems in the U.S. Army. Since his retirement, General Harris has worked with many of America's leading corporations as a consultant on matters relating to the development of strategic and business plans, resource planning and budget formulation. General Harris is also a director of Hunter Defense Technologies, a privately held company focused on the development of comprehensive solutions to provide shelter, heat, power generation and chem/bio protection for a wide variety of military and homeland security applications.

General Harris has extensive experience with the U.S. Army, including the U.S. Defense Security Service, which is very valuable to the Board and the Company.

Lieutenant General Charles S. Mahan, Jr. (USA, Ret.)	66
Retired, U.S. Army Lieutenant General.  General Mahan has been a member of the Board of Directors since August 2006.  General Mahan served as Vice President and General Manager of the Law Enforcement and Security strategic business unit of DynCorp International, a company providing technology and professional services solutions to government and commercial clients worldwide, from January 2007 to July 2008.  From July 2006 to December 2006, he served first as President and Chief Operating Officer of Horne Engineering Services, LLC, an engineering services firm, and then as Chief Operating Officer of Horne International, an affiliate of Horne Engineering Services, LLC. From July 2005 to July 2006, he was Vice President of Homeland Security and Defense for SAP Public Services, Inc. (a U.S. business unit of the German software giant, SAP AG), where he led both SAP’s Homeland Defense practice and its business development efforts supporting federal, state, and local government organizations. Immediately following his November 2003 retirement from the U.S. Army, General Mahan joined The Home Depot, Inc., a home repair materials company, serving as Senior Director of its Government Solutions Group.  He currently serves as a director on the board of O’Neil and Associates, a privately owned management company. He also serves on the board of advisors for Goldbelt Wolf, a subsidiary of Goldbelt, a tribal-owned Alaskan Native Claims Settlement Act company, and on the board of trustees for the Fisher House Foundation. From 2009 to 2011 General Mahan also served on the Board of Spectrum Control, Inc. (NASDAQ:SPEC). General Mahan holds a Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

General Mahan’s comprehensive experience with the U.S. Army and service with two defense contractors make General Mahan a valuable resource for the Board and management.

Major General John W. Maluda (USAF, Ret.)	59
Retired, U.S. Air Force Major General.  General Maluda was elected to the Board in October 2009. He retired from the U.S. Air Force in September 2009 after more than 34 years of continuous active duty. At the time of his retirement, General Maluda was Director of Cyberspace Transformation and Strategy, in the Office of the Secretary of the Air Force, and Chief Information Officer. In that capacity, he shaped doctrine, strategy, and policy for communications and information activities and served as the functional advocate for 30,000 personnel. Prior to that, General Maluda was Vice Commander, 8th Air Force, Barksdale Air Force Base, Louisiana. General Maluda enlisted in the Air Force in 1973 and received his commission in 1978 as a distinguished graduate of the ROTC program at Troy State University, Alabama. His career highlights included serving at three major commands, with unified combatant commands, a defense agency, the White House and the Air Staff. General Maluda’s staff experience included positions at Headquarters U.S. Air Force, Air Combat Command, U.S. Air Force in Europe, Air Force Special Operations Command, U.S. Space Command and the White House Communications Agency. General Maluda holds a Bachelor of Science in Electrical Engineering from Auburn University, a Masters Degree in Systems Management from the University of Southern California, and an Advanced Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

General Maluda’s comprehensive experience with the U.S. Air Force and broad industry insight make him a valuable member of the Board of Directors.

Name	Age	Biographical Information
Robert J. Marino	76
Retired, Executive Vice President, Special Projects for the Company until February 28, 2013.  Mr. Marino joined the Company in 1988 as Senior Vice President of Sales and Marketing. In 1990, his responsibilities were expanded to include Program Management in addition to Sales and Marketing. In January 1994, Mr. Marino was appointed President of Telos Systems Integration, and in January 1998, he was appointed Chief Sales and Marketing Officer of the Company, a position he held until June 2004 at which time he was appointed Executive Vice President for Special Projects.  Prior to joining the Company in February 1988, Mr. Marino held the position of Senior Vice President of Sales and Marketing with Centel Federal Systems and M/A.com Information Systems, both of which are U.S. Government contractors.  Mr. Marino was elected to the Board of Directors in June 2004.

Mr. Marino served the Company for 25 years and as a board member remains a valuable advisor to the Company’s various business lines.

Vice Admiral Jerry O. Tuttle (USN, Ret.)	78
Retired, U.S. Navy Vice Admiral.  Admiral Tuttle was elected to the Board of Directors in August 2006. He retired from the U.S. Navy in 1993 following a 40-year career that included assignments to numerous attack and fighter squadrons as well as leadership of key information technology programs. Admiral Tuttle is widely regarded as an information technology strategist, having created the Navy’s C41 Joint Operations Tactical System. In 1989, he became Director, Space and Electronic Warfare, an assignment he held until retirement. Since February 2002, he has been President and CEO of J.O.T. Enterprises, an information systems and command, control, communications, intelligence, surveillance and reconnaissance consulting company. His previous executive positions were: June 2000 to February 2002, President of REL-TEK Systems & Design (now Savantage Financial Services), an employee-owned software development firm; 1996 to 2000, President of ManTech International’s largest subsidiary, ManTech Systems Engineering; and 1993 to 1996, Vice President for business development and chief staff officer with Oracle Government. In addition to his duties with the Company, Admiral Tuttle serves as chairman of the board for the U.S. subsidiary of Systematic Software Engineering, a Danish software development company.

Admiral Tuttle has in-depth U.S. government insight due to his 40 years of service with the U.S. Navy. His comprehensive experience provides valuable guidance regarding the U.S. defense industry.

The Board of Directors of Telos recommends that the Class A/B Director nominees named above be elected by the holders of the Company’s Common Stock.

No Class D Director Nominees.  The Company did not receive nominations for Class D Directors. As a result, the terms of Messrs. Hamot and Siegel will continue after the Annual Meeting until their respective successors are elected and qualified.

Biographical Information Concerning Class D Directors

Name	Age	Biographical Information
Seth W. Hamot	51
Managing Member, Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”), and owner of Roark, Rearden & Hamot, Inc. (“RRHI”), since 1997, and President of Roark, Rearden & Hamot, LLC (“RRH”) since 2002.  Mr. Hamot has been a director of the Company since June 18, 2007.  Mr. Hamot was nominated for election by Costa Brava Partnership III L.P. (“Costa Brava”), an investment fund and a holder of the Public Preferred Stock.  Since 1997, Mr. Hamot has been the Managing Member of RRHCM and the owner of RRHI, the corporate predecessor of RRHCM. RRHCM is the investment manager to Costa Brava, whose principal business is to make investments in, buy, sell, hold, pledge and assign securities. Mr. Hamot is also the President of RRH, the general partner of Costa Brava. Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities.  Mr. Hamot is presently a director of Spy, Inc. (NASDAQ: Spy), KIT Digital, Inc., and ISC8, Inc.  Previously, he also served as chairman of TechTeam Global, Inc.

Mr. Hamot was elected pursuant to the Company’s governing documents by the holders of the Public Preferred Stock and his election is not subject to any recommendations for election by the Board.

Andrew R. Siegel	44
Managing Member, White Bay Capital Management, LLC.  Mr. Siegel has been a director of the Company since June 18, 2007.  Mr. Siegel was nominated by Costa Brava, a holder of the Public Preferred Stock.  Mr. Siegel was a Senior Vice President of RRHCM from 2005 to December 2008. Prior to joining RRHCM, from July 2003 to February 2004, Mr. Siegel was a member of DebtTraders Ltd. Previously, Mr. Siegel also served on the Board of TechTeam Global, Inc.. Mr. Siegel received a Bachelor’s Degree from American University and a Masters Degree in Business Administration from the University of Maryland.

Mr. Siegel was elected pursuant to the Company’s governing documents by the holders of the Public Preferred Stock and his election is not subject to any recommendations for election by the Board.

If the Company had received nominations for Class D Directors, holders of the Public Preferred Stock would have been eligible to vote at the Annual Meeting on the election of Class D Directors and on no other matter before the Annual Meeting.

Biographical Information Concerning the Company’s Executive Officers

Set forth below is biographical information concerning our executive officers, who are appointed by the Board of Directors and serve until their successors are appointed and qualified.

Name	Age	Biographical Information
Michele Nakazawa	55
Executive Vice President, Chief Financial Officer. Ms. Nakazawa joined the Company in March 2004 as Vice President and Controller.  Ms. Nakazawa was promoted to Senior Vice President and appointed to serve as CFO in January 2005, and promoted to Executive Vice President in 2008. Ms. Nakazawa has 30 years experience in finance and accounting. Prior to joining the Company, she held various positions, including CFO of Ubizen, Inc., a U.S. subsidiary of a publicly held Belgian company, from 1999 to 2003; Controller and Treasurer of National Security Analysts, Inc. from 1991 to 1997; and financial analyst for Federal Systems Division of IBM, Inc. from 1983 to 1990.  Ms. Nakazawa currently serves as Director and Treasurer for HealthWorks for Northern Virginia, a non-profit community health center.  Ms. Nakazawa is a Certified Public Accountant and holds a Masters of Science in Accounting from American University and a Bachelor of Arts in Chemistry from Goucher College.

Edward L. Williams	52
Executive Vice President, Chief Operating Officer. Mr. Williams joined the Company in 1993 as a Senior Vice President responsible for finance, pricing, purchasing, and Defense Contract Audit Agency compliance.  In 1994, his responsibilities were expanded to include accounting and business development.  In 1996, Mr. Williams was appointed to manage the Company’s networking business unit.  In 2000, his responsibilities were expanded to include management of the Company’s operations.  Mr. Williams was named Executive Vice President and COO in 2003 and Interim CFO in October 2003.  He stepped down as Interim CFO of the Company in January 2005.  Prior to joining the Company, Mr. Williams was the CFO for Centel Federal Systems and M/A.com Information Systems, both of which are U.S. Government contractors.   Mr. Williams has a Bachelor of Science in Finance from the University of Maryland.

Jefferson V. Wright	57
Executive Vice President, General Counsel. Mr. Wright joined the Company as of December 31, 2012 as Executive Vice President and General Counsel.  Prior to joining the Company, Mr. Wright was a principal at Miles & Stockbridge P.C. (the “Firm”), a leading Mid-Atlantic regional law firm with its principal office in Baltimore, Maryland, where he practiced law for approximately 31 years.  Mr. Wright’s practice concentrated on the field of litigation, focusing primarily on the litigation, arbitration, mediation and resolution of complex business, corporate, commercial and financial disputes and related business and risk management advice.  He has represented clients involved in many industries, including cyber security, telecommunications and information technology, financial services and banking, manufacturing, insurance, real estate, and the public sector, and has handled hundreds of cases at all levels of state and federal courts and in commercial arbitrations throughout the mid-Atlantic region and many other jurisdictions around the country.  Mr. Wright served on the board of directors of the Firm, as part of the core management team of the Firm, as Chair of the Firm’s Litigation Department and in various other capacities with the Firm for many years.  Mr. Wright also served in the roles of the Firm’s General Counsel, Ethics Counsel, and the principal in charge of loss prevention and risk management for more than 20 years.  Mr. Wright was admitted to practice in the State of Maryland in 1981 and as a Virginia Corporate Counsel in the Commonwealth of Virginia in 2013.  He is a member of the Bars of various courts, including the United States District Court for the District of Maryland (where he serves on the Bench-Bar Liaison Committee), the United States Court of Appeals for the Fourth Circuit, and the Supreme Court of the United States, among others, and the Maryland State Bar Association, the Virginia State Bar, the American Bar Association, and the Federal Bar Association.

Prior to joining Miles & Stockbridge in 1981, Mr. Wright clerked for J. Dudley Digges, Associate Judge on the Court of Appeals of Maryland, that State’s highest court.

Mr. Wright was educated at Georgetown University Law Center in Washington, D.C. (J.D., 1980, with Honors), Tufts University in Medford, Massachusetts (B.A., 1977, Magna Cum Laude), and Landon School in Bethesda, Maryland.

Emmett J. Wood	42
Executive Vice President, Marketing & Strategy. Mr. Wood joined the Company in 1996 and worked in various roles at the Company and Enterworks, Inc. in both a marketing and business development capacity. He worked on the federal sales team, commercial and partner/channel groups and most recently served as director of commercial and channel sales. In January 2010 he was promoted to Vice President, Marketing.  He is responsible for brand management, marketing communications, sponsorships and events, media and analyst relations, government relations, employee communications and corporate community relations. On April 1, 2013, Mr. Wood was promoted to his current position.  In addition to his duties related to marketing, Mr. Wood works with senior management in developing the overall corporate strategy and planning.  Previously, he also worked in the sales and marketing groups at Dow Jones, Inc. and The Wall Street Journal.  Mr. Wood is a graduate of Georgetown University, with a B.A. in political science.  Mr. Wood is the brother of Mr. John B. Wood, the President, Chief Executive Officer and Chairman of the Board of the Company.

Brendan D. Malloy	47
Senior Vice President, General Manager, Cyber Operations & Defense. Mr. Malloy joined the Company in 1996, serving initially as a senior account executive before being promoted to director of Department of Defense (“DoD”) Sales, and later to Vice President of DoD Sales. In January 2005, he was appointed Senior Vice President of sales. He currently leads the Cyber Operations & Defense organization, which consists of the former Secure Networks and Information Assurance group, in support of opportunities in DoD, federal agencies, and the intelligence community.  In addition, this organization includes the Emerging Technologies group tasked to creating innovative, customer-tailored solutions for government and commercial enterprises.   He previously held sales positions with QMS Federal and Printer Plus. Mr. Malloy is a 1988 graduate of Curry College.

Richard P. Tracy	52
Senior Vice President, Chief Security Officer, Chief Technology Officer. Mr. Tracy joined the Company in October 1986 and held a number of management positions within the Company. In February 1996, he was promoted to Vice President of the Telos information security group and in this capacity established a formidable information security consulting practice. In February 2000, Mr. Tracy was promoted to Senior Vice President for operations and helped launch the Xacta business lines, the Company’s segment focusing on information security. Since that time, Mr. Tracy has pioneered the development of innovative and highly scalable enterprise risk management technologies that have become industry-leading solutions within the federal government and the financial services verticals. He is the principal inventor listed on four patents for the Xacta software.  Mr. Tracy assumed the role of Chief Security Officer for Telos and Xacta in 2004 and Chief Technology Officer in 2005.  He was President of the Company’s subsidiary, Teloworks, Inc., from 2008 to 2010.

Alvin F. Whitehead	64
Senior Vice President, General Manager, Secure Communications, since 2008. Mr. Whitehead joined the Company in 1999 as Vice President of New Business Opportunities, focusing on emerging business areas including Information Security, Secure Messaging and Data Integration.  In 2000, he became Vice President, Program Management. Prior to Telos, Mr. Whitehead spent 28 years in the U.S. Army, retiring as Chief of Staff of the Defense Information Systems Agency (“DISA”).  During his four years as Chief of Staff, he was responsible for coordinating the Agency’s 8,000-person staff and its $4.0 billion budget.  He was instrumental in establishing the DoD’s Computer Emergency Response Team and integrating it into the Global Network Operations Center.  Mr. Whitehead has a Bachelor of Arts from Virginia Polytechnic Institute and State University, and a Master of Public Administration from George Washington University.

David S. Easley	42
Vice President, Finance and Controller. Mr. Easley joined the Company in April 2005 as Director of Finance & Accounting.  In October 2005, Mr. Easley was promoted to Controller.  Prior to joining the Company, Mr. Easley held various positions, including Controller, for Applied Predictive Technologies, Inc., a software and consulting company, and Senior Accountant with Beers & Cutler PLLC (now part of Baker Tilly Virchow Krause LLP) in Washington, D.C. Mr. Easley is a Certified Public Accountant and holds a Bachelor of Science in Accounting from the University of Kentucky.

Mark Griffin	53
President, General Manager, Telos Identity Management Solutions, LLC (“Telos ID”). Mr. Griffin joined the Company in 1984 as program manager. He was promoted to Vice President for the Company’s Traditional Business Division in January 2004 and to Vice President, Identity Management, effective January 2007. In April 2007, he was appointed to head the newly formed Telos ID. Mr. Griffin has almost 30 years experience in government IT contracting, materials management and systems integration projects in the electronics and communications fields. He has been involved in day-to-day operations of and has had overall management responsibility for many of Telos’ most critical programs for the Army, Navy, Federal Aviation Administration, DMDC, General Services Administration and Immigration and Naturalization Services.  Mr. Griffin holds a Bachelor of Science in Engineering from Virginia Polytechnic Institute and State University.

Each of our directors and executive officers is a United States citizen.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1933 requires officers, directors and beneficial owners of more than 10% of any class of our equity securities to file reports, including reports of changes in ownership of the Company’s registered equity securities, with the Securities and Exchange Commission and to furnish us with copies of all Section 16(a) reports so filed.  Based on a review of the copies of reports received and written representations from our reporting persons, we have determined that no Section 16(a) reports were filed late.

Corporate Governance

John B. Wood is both the Chairman of the Board of Directors and the Chief Executive Officer of the Company.  The Company’s policy as to whether the roles of the Chairman and the Chief Executive Officer should be separate is to adopt the practice that best serves the Company’s needs at any particular time.  The Board of Directors believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure and is in the best interests of the Company’s stockholders because of Mr. Wood’s long tenure with the Company, including as the Chief Executive Officer, and his broad knowledge and experience with the Company’s stockholders, partners, and vendors.  The Board of Directors may decide to separate or combine the roles of Chairman and Chief Executive Officer, if appropriate, at any time in the future.  The Company has no lead independent director.

The Company operates under a Proxy Agreement, which governs the relationship between the Company and the foreign stockholders that, directly and indirectly hold approximately 36% of the outstanding shares of Common Stock. Pursuant to such Proxy Agreement, a Proxy Board has been established, which consists of independent Board members Harris, Mahan, and Tuttle. Under the Proxy Agreement, the Proxy Board has the authority to vote 15,801,802 shares of Class A Common Stock at the Annual Meeting.

The Board of Directors adopted a Code of Ethics applicable to all of our employees, including the Chief Executive Officer, the Chief Financial Officer, and the Controller, which is available on our website at www.telos.com. In the event that the Board of Directors amends our Code of Ethics or grants a waiver from its restrictions to the Chief Executive Officer, the Chief Financial Officer, or the Controller, the Company will provide timely notice of such amendment or waiver on its website.

Independence of Directors

The Company has adopted the director independence standards that are summarized below. The Company’s director independence standards are based upon NASDAQ Listing Rule 5605. Pursuant to NASDAQ Listing Rule 5605(b)(1), a majority of directors of the Board will be independent.  Pursuant to NASDAQ Listing Rule 5605(a)(2), a director will not be independent if,

(A) At any time during the past three years he was employed by the Company;

(B) He accepted, or has a family member who accepted, any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a family member who is an employee (other than an executive officer) of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(C) He is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

(D) He is, or has a family member who is, a partner in, or a controlling shareholder or executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the Company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

(E) He is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

(F) He is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Pursuant to the independence standards set forth above, the Board has determined that the following directors and nominees meet the Company’s independence standards and therefore are independent: Bernard C. Bailey, David Borland, William M. Dvoranchik, Bruce R. Harris, Charles S. Mahan, and Jerry O. Tuttle. Based on these standards, the Board determined that the following directors are not independent: Robert J. Marino, John W. Maluda and John B. Wood.  Additionally, due to conflicts of interest, both Seth W. Hamot and Andrew R. Siegel were determined not to be independent.  In determining the independence of the Company’s directors, the Board of Directors considered transactions between the Company and any entity on whose board of directors one of the Company’s directors serves.

Role in Risk Oversight

As part of its general responsibility to manage the Company’s business, the Board of Directors has oversight responsibility with respect to risk management.  The Board of Directors has delegated primary responsibility for risk oversight and the monitoring of the Company’s significant areas of risk to the Audit Committee.  In accordance with its charter, the Audit Committee discusses with management the Company’s major policies with respect to risk assessment and risk management.  The Audit Committee regularly reports the results of these discussions to the Board of Directors.

Meetings of the Board of Directors and Committees of the Board of Directors

During the fiscal year ended December 31, 2012, the Board of Directors held six meetings.  Each director attended all of meetings of the Board, in person or by phone, except three directors missed one meeting each.  All of the directors attended all of the respective committee meetings of the Board on which they served.

The Company encourages all directors to attend annual meetings of stockholders.  Nine directors, namely Messrs. Bailey, Borland, Dvoranchik, Harris, Mahan, Maluda, Marino, Tuttle, and Wood, attended the Company’s annual meeting of stockholders in 2012.

The Company has standing Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees.

Audit Committee

The Audit Committee was established to assist the Board of Directors in fulfilling its oversight responsibilities for (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee consists of directors Bailey (chairman), Dvoranchik, and Mahan. In 2012, the Audit Committee met four times. The Board of Directors has adopted an Audit Committee charter which is available on the Company’s website at www.telos.com.  The Board has determined that Mr. Bailey is an “audit committee financial expert” as defined by rules adopted by the SEC and is independent.

Management Development and Compensation Committee

The Management Development and Compensation Committee (the “Compensation Committee”) was established for the purpose of reviewing, determining and approving all forms of compensation to be provided to the Company’s executive officers and directors, and any stock compensation to be provided to all employees. The Compensation Committee is comprised of directors Borland, Dvoranchik (chairman), and Harris. The Compensation Committee met eight times during the year 2012. The Board of Directors has adopted a Compensation Committee charter which is available on the Company’s website at www.telos.com.

Neither the Compensation Committee nor management engaged a compensation consultant in 2012 to provide advice or recommendations on the amount or form of executive or director compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) was established to make recommendations regarding Board nominations and to monitor the implementation of corporate governance rules and regulations. The Nominating Committee consisted of directors Borland (chairman), Maluda, Marino (ex officio), Tuttle, and Wood in 2012.  In 2012, the Nominating Committee did not meet in person and acted by unanimous written consent without a meeting.  In March 2013, General Mahan replaced General Maluda on the Nominating Committee.  The Board of Directors has adopted a Nominating Committee charter which is available on the Company’s website at www.telos.com.

Board of Directors Nomination Process

The Nominating Committee identifies potential candidates for first-time nomination as a director by using a variety of sources such as recommendations from the Company’s management, current Board members, stockholders, and contacts in organizations served by the Company. Stockholders may nominate potential candidates by following the procedure set forth in the Company’s Bylaws. This process provides that, in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to the Company’s secretary at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Nominating Committee will consider any director nominees submitted by stockholders in accordance with these procedures.

The Nominating Committee then conducts an initial review of the potential candidate’s background, including whether he/she meets the minimum qualifications for Board members; whether the individual would be considered independent under the standards adopted by the Company and SEC rules; and whether the individual would meet any additional requirements imposed by law or regulation on members of the Audit and/or Compensation Committees of the Board. Among the requirements potential candidates should meet are the following: U.S. citizenship; eligibility for security clearance at a top secret level; 10 years of corporate or related business experience, preferably having served on corporate Boards or committees; and familiarity with government contracts, the defense industry, and information technology and security. The evaluation process of a potential candidate’s background will not be treated differently whether or not he/she was nominated by a stockholder, except for nominations received from holders of Public Preferred Stock, which are not subject to the Company’s nomination process.

If the initial candidate review is satisfactory, the Nominating Committee will arrange an introductory meeting with the candidate and the committee’s chairman, the Company’s CEO, or other directors to determine the potential candidate’s interest in serving on the Board. If the candidate is interested in serving on the Board and the Nominating Committee recommends further consideration, a comprehensive interview conducted by the Nominating Committee, the CEO, other members of the Board, and in some cases, key Company executives, follows. Upon successful conclusion of the review process, the Nominating Committee will present the candidate’s name to the Board of Directors for nomination as a director and inclusion in the Company’s Proxy Statement.

Stockholder Communications with Board of Directors

Stockholders wishing to communicate with the Board of Directors should send the communication by mail to the office of the Corporate Secretary (19886 Ashburn Road, Ashburn, VA 20147) who will forward such communication to the appropriate committee of the Board of Directors or to the individual director.  There have been no changes in the procedures by which stockholders may recommend nominees to the Company’s board of directors.

Certain Relationships and Related Transactions

Emmett Wood, the brother of our Chairman and CEO, has been an employee of the Company since 1996. The amounts paid to this individual as compensation for 2012, 2011, and 2010, were $391,196, $324,442 and $304,638, respectively.  On September 28, 2012, the Company and Mr. Wood entered into an employment agreement, which is substantially similar to the employment agreements between the Company and Messrs. Malloy and Griffin described under the caption “Executive Officer Employment Agreements” in the Compensation Discussion & Analysis beginning on page 16. Mr. Emmett Wood owned 250,000 shares and 50,000 shares of the Company’s Class A Common Stock and Class B Common Stock, respectively, as of December 31, 2012.  Subject to approval by the stockholders at the Annual Meeting, Mr. Wood also received a grant of 400,000 shares of restricted stock under the 2013 Plan on March 28, 2013.

On May 16, 2012 and August 24, 2012, the Company redeemed a total of 1,175 shares of Senior Redeemable Preferred Stock, including 405 shares and 567 shares of Series A-1 and Series A-2 Redeemable Preferred Stock, respectively, held by Mr. Porter and Toxford, the beneficial owner of 39.3% of our Class A Common Stock.  Mr. Porter and Toxford received a total of $3,288,741 in this redemption.  Mr. Porter is the sole stockholder of Toxford.  Subsequent to such redemption, Mr. Porter and Toxford held 359 shares and 502 shares of Series A-1 and Series A-2, respectively, or 82.7% of the Senior Redeemable Preferred Stock.

Our policies and practices with respect to related person transactions were adopted on October 25, 2007, and are available on our website at www.telos.com.  Generally, any transaction between Telos and a related party in which the aggregate amount exceeds $120,000 is reviewed by the Audit Committee and subject to the ratification and approval of the Board of Directors.  For purposes of this policy, a related person is any director or executive officer of Telos, any nominee for director, any holder of 5% or more of the Company’s voting securities, any immediate family members of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has 10% or greater beneficial ownership interest.

Legal Proceedings With 10% Beneficial Owner of the Company’s Stock and With Directors

Costa Brava Partnership III, L.P.

Information concerning the Company’s legal proceedings with Costa Brava is set forth in Note 14, Commitments and Contingencies— Costa Brava Partnership III, L.P. et al. v. Telos Corporation, et al., beginning on page 55 of the 2012 Form 10-K, which information is incorporated into this Proxy Statement by reference thereto.  The Defendants include the Company, the directors and officers included in the complaints, including John B. Wood, David Borland, and Robert J. Marino, as well as Mr. Porter.

Although there can be no assurance as to the ultimate outcome of this litigation, the Company and its officers and directors strenuously deny Plaintiffs’ claims, will continue to vigorously defend the matter, and oppose the relief sought.

Hamot et al. v. Telos Corporation

Information concerning the Company’s legal proceedings with Messrs. Seth W. Hamot and Andrew Siegel is set forth in Note 14, Commitments and Contingencies— Hamot et al. v. Telos Corporation, beginning on page 55 of the 2012 Form 10-K, which information is incorporated into this Proxy Statement by reference thereto.

At this stage of the litigation process, it is impossible to reasonably determine the degree of probability related to the Class D Directors’ success in any of their assertions.  Although there can be no assurance as to the ultimate outcome of these proceedings, the Company and its officers and directors strenuously deny the Class D Directors’ claims, and will vigorously defend the matter, and continue to oppose the relief sought.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2012, including the quality and acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements included in the Company’s Annual Report on Form 10-K.

The Audit Committee discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on conformity of those audited financial statements with U.S. generally accepted accounting principles, the firm’s judgment as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm under the Statement on Auditing Standards No. 61.  In addition, the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from management and the Company and received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  The Audit Committee also considered whether the provision of non-audit related services by the independent registered public accounting firm was compatible with maintaining the firm’s independence and found it to be acceptable.

The Committee met with the Company’s independent registered public accounting firm, with and without management present, and discussed the overall scope and results of their audits, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Bernard C. Bailey, Chairman
William M. Dvoranchik
Charles S. Mahan, Jr.

Compensation of Executive Officers and Directors

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our compensation program is designed to support the achievement of our business and financial goals. The program is periodically reviewed by the Management Development and Compensation Committee (“Compensation Committee”), which is responsible for implementing and monitoring adherence to our compensation philosophy.

The primary objectives of the compensation program are:

•	To attract and retain highly talented and results-oriented executives who are critical to our long-term success and growth;
•	To align the goals of our key employees, including our named executive officers, with the best interests of the Company;
•	To reward performance; and
•	To achieve shareholder value.

The individual components of the compensation program (annual salary; short-term incentive compensation; long-term incentive compensation; and perquisites) are designed to meet these objectives and together are intended to be competitive in the marketplace. The Compensation Committee has not established fixed goals concerning the percentage composition of each element of compensation. The overall compensation package is, however, based on the following considerations:

•	Compensation should consist of fixed and at-risk compensation, with the at-risk compensation encouraging improved annual and long-term performance.
•	Compensation should be a mix of annual and long-term compensation, with the long-term compensation encouraging retention and attainment of long-term performance goals.
•
Compensation should be a mix of cash and equity, with cash rewarding achievement of goals and equity encouraging retention and long-term performance.  Additionally, the Compensation Committee continues to believe in equity ownership by the management team to align the interests of management with our long-term corporate performance.

We held our first advisory vote on executive compensation, commonly referred to as “say on pay,” at our 2011 Annual Meeting of Stockholders.  The holders of our Common Stock overwhelmingly approved the “say on pay” resolution presented at the 2011 Annual Meeting of Stockholders, with more than 99.6% of the votes cast voting to approve the compensation of our named executive officers as disclosed in our proxy statement relating to that annual meeting.  The Compensation Committee reviewed the voting results and, given the strong level of support, did not make any changes during 2012 to our executive compensation program or our compensation philosophy and objectives in response to the vote.

Base Salary

We provide our executive officers and employees with a base salary to compensate them for services rendered during the fiscal year.  The relative levels of base salary for executive officers are designed to reflect each executive officer’s professional expertise and scope of responsibility and accountability within the Company, the Company’s financial performance and the named executive officer’s individual performance. Base salaries are generally established at levels sufficient to attract and retain an effective management team when considered in connection with the performance-based components of our overall compensation program.

Each year, Mr. Wood proposes the compensation level for the executives reporting directly to him.  The Compensation Committee reviews these recommendations and, following discussions with Mr. Wood, determines the appropriate compensation for those executives.  Mr. Wood has no role in the establishment of his individual compensation.

The Compensation Committee approved a $40,000 increase to the annual base salary of Mr. Wood and a $25,000 increase to each of the annual base salaries of Mr. Williams and Ms. Nakazawa effective April 1, 2012.  The Compensation Committee noted that these executives did not receive increases to their respective base salaries during 2011.  These increases were based on the increased performance of those executives, their individual contributions to the Company’s performance, and their work on certain projects which were important to the Company’s strategies. Additionally, since October 2010, Ms. Nakazawa assumed the management role and responsibility for the personnel and budgets of the Company’s Department of Information Technology. In December 2012, the Compensation Committee approved a $25,000 increase in Ms. Nakazawa’s annual base salary effective January 1, 2013.  This increase recognized Ms. Nakazawa’s increased responsibility at the Company.  Since April 2012, Ms. Nakazawa assumed the management role and responsibility over personnel and budgets of several additional departments of the Company including Human Resources, Contracts, Risk Management, and Administration, and an increased management role and oversight of the Legal Department.

The annual base salary of Mr. Malloy was increased by $75,000 to $315,000 effective April 1, 2012.  This increase was in recognition of Mr. Malloy’s increased management responsibilities overseeing the new Cyber Operations and Defense group.  In the first quarter of 2012, the Secure Networks and Information Assurance business lines were merged into Cyber Operations and Defense.  Also, within this group, is the Emerging Technologies group that is charged with creating innovative custom-tailored solutions for government and commercial customers.  This new group is the largest business line of the Company and responsible for approximately 2/3 of the revenue base of the Company.  Mr. Griffin did not receive a salary increase in 2012.

Short-Term Incentive Compensation

Regarding the short-term incentive compensation, senior managers, including the named executive officers and key employees participate in incentive bonus plans based on the performance of the Company. The incentive bonus plans are structured to encourage and reward the Company’s year-over-year growth on an annual basis.

For 2012, the Compensation Committee established two bonus pools.  First, the quarterly bonus pool of $4.3 million, payable quarterly, awards division business line management and general and administrative senior managers and their respective employees based on achievement of quarterly targets.  During 2012, Mr. Malloy and Mr. Griffin participated in the quarterly bonus pool and received, in the aggregate, $108,500 and $155,000 respectively, in bonuses.  Second, the annual management incentive plan pool of $2.0 million, payable annually, awards executive management based on the achievement of a calculated earnings before interest, taxes, depreciation and amortization (“EBITDA”) target.

The performance metric for the 2012 annual management incentive bonus plan pool, EBITDA, was determined by the Compensation Committee to be the most critical financial indicator of the Company’s performance.  EBITDA is a strong indicator of operational cash flow after eliminating items of expense such as interest, taxes, depreciation, and amortization.  The Compensation Committee believes that the EBITDA metric is one of the most widely used and valued measurements of performance used by financial professionals in the marketplace today.  The Compensation Committee approved a 2012 EBITDA target of $28.0 million, which represented a significant increase from the 2011 target of $14.9 million and which was in excess of the budgeted EBITDA of $27 million for 2012 established by the Board of Directors.

 For purposes of the management incentive plan, the Company achieved $27.1 million of EBITDA in 2012.  The Compensation Committee determined it was appropriate to exercise its discretion to fund the bonus pool at the target figure of $2 million because of a combination of factors, including the high rate of growth of EBITDA year over year, the relatively modest amount by which the target was missed, recognition that the performance was achieved in an increasingly challenging business environment during the last two quarters of the fiscal year, and management’s effective work on certain important strategies of the Company during the year.

The Compensation Committee established the individual target bonus amounts set forth in the table below for each of the named executive officers participating in the management incentive plan pool.  When establishing the bonus pool and individual targets, the Compensation Committee considered the historical amounts of the bonus pool and individual bonuses, the relative contribution of each of the executive officers to the Company’s performance, the 2012 budget, the achievement of the Company against the prior year’s budget, the Company’s 2012 strategic plan, and certain other data.  The Compensation Committee did not rely on individual performance metrics when determining the amounts of these bonuses.   Differences between the target amounts and the final bonuses paid are in recognition of an increasing role in managing the organization by certain senior executives and continued improved performance of the organization.  The following table sets forth the amount of the bonus paid to each of the applicable named executive officers under the management incentive plan in 2012:

Executive Officer	Target Amount	Bonus Paid

John B. Wood	$1,050,000	$1,050,000
Michele Nakazawa	400,000	425,000
Edward L. Williams	550,000	525,000

Long-Term Incentive Compensation

On February 5, 2008, the Board adopted the Telos Corporation 2008 Omnibus Long-Term Incentive Plan (“2008 Plan”), which was subsequently approved by the holders of our Class A and Class B Common Stock at a special meeting of stockholders held on February 21, 2008.  The Company did not grant any awards to the named executive officers under the 2008 Plan during 2012.

The Board adopted the Telos Corporation 2013 Omnibus Long-Term Incentive Plan (“2013 Plan”) on March 28, 2013.  The 2013 Plan is subject to the approval by the holders of our Class A and Class B Common Stock at the Annual Meeting.  The purpose of the 2013 Plan is to enhance the Company’s ability to attract, motivate and retain highly qualified employees and to improve the business results and earnings of the Company by providing such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  On March 28, 2013, the Compensation Committee approved grants of restricted stock to key performers in acknowledgement of their contribution to the Company’s growth and long-term performance, including to the Company’s named executive officers, as follows:  Mr. Wood: 1,200,000 shares; Ms. Nakazawa: 400,000 shares; Mr. Williams: 400,000 shares; and Mr. Malloy: 248,000 shares.  Mr. Griffin did not receive a grant.  After deliberation by the Compensation Committee, the number of restricted shares issued to each recipient was based upon a series of criteria, including the annual base salary of each recipient, the number of restricted shares previously granted to and presently held by the recipients, a subjective evaluation of the past and continuing contributions of the recipients to the Company, and the anticipated importance of the recipient to a successful implementation of the strategies of the Company. Except with respect to certain events described below, the shares of restricted stock granted in March 2013 vest in four equal installments.  The first installment vests as of the grant date, with each subsequent installment vesting on the first, second, and third anniversaries of the grant date. These awards are subject to the approval of the 2013 Plan by the holders of our Class A and Class B Common Stock at the Annual Meeting.

Perquisites

We provide certain perquisites to our executive officers in order to allow the executives to work more efficiently and to help us remain competitive by retaining talented and dedicated executives. These perquisites are limited to a reimbursement for a golf club membership, travel club dues and home office expenses.  The Compensation Committee believes that the perquisites are consistent with our overall compensation program.  See “All Other Compensation” of the Summary Compensation Table below for the amounts of the perquisites provided to the named executive officers.

Executive Officer Employment Agreements

We are a party to employment agreements with the following named executive officers: Mr. John B. Wood, President, CEO, Chairman and Director; Mr. Edward J. Williams, Executive Vice President and COO; Ms. Michele Nakazawa, Executive Vice President and CFO; Mr. Brendan D. Malloy, Senior Vice President, General Manager, Cyber Operations & Defense; and Mr. Mark Griffin, President, General Manager, Telos Identity Management Solutions, LLC.  On November 12, 2012, we entered into revised employment agreements, effective November 13, 2012, with Messrs. Wood, Williams, Malloy and Ms. Nakazawa, and on September 17, 2012 with Mr. Griffin.  For all the agreements, the term ends on December 31, 2012 and thereafter automatically renews for consecutive one-year periods, beginning on January 1, 2013, unless terminated in accordance with the provisions thereof.  The agreements provide for payment of a base salary, bonus (based upon our annual short-term incentive compensation plan and performance achievements of the Company and the executive), eligibility for stock option and restricted stock grants under our stock option and restricted stock plans, vacation days, and participation in all plans that we maintain, including, without limitation, pension, profit-sharing or other retirement plans, life, accident, disability, medical, hospital or similar group insurance programs and any other benefit plan, subject to the normal terms and conditions of such plans.

According to the employment agreements, in the case of termination for cause, or if the executive terminates the agreement for any reason (after providing 30 days prior written notice to us of such termination), such executive would only be entitled to receive the following:

•	a lump-sum payment equivalent to the remaining unpaid portion of the executive’s salary for the period ending on the date of termination,
•	lump-sum payment for all accrued and unused paid time off,
•
any bonus which has been earned by the respective executive, but which remains unpaid as of the date of the executive’s termination of employment, at such time and in such manner as if the executive had continued to be employed by us, and

•
any other payments or benefits to be provided by us to the executive pursuant to any employee benefit plans or arrangements adopted by the Company (to the extent such benefits are earned and vested or are required by law to be offered) through the date of termination.

In the case of termination of the respective executive without cause, or due to disability or death, the employment agreements provide for, in addition to the amounts payable under the preceding paragraph:

•	a payment equivalent to base salary then in effect, 24 months in the case of Mr. Wood, and 18 months then in effect for Messrs. Williams, Malloy and Griffin and Ms. Nakazawa,
•	immediate vesting of the unvested portion of any outstanding stock options and any outstanding shares of restricted stock,
•
the cash equivalent of premium payments for continued coverage under the medical, dental, short and long-term disability, and life insurance and other similar plans, 24 months in the case of Mr. Wood, and 18 months in the case of Messrs. Williams, Malloy and Griffin and Ms. Nakazawa,

•
the cash equivalent of the employer matching contribution as if the executive was still a plan participant under the Company’s 401(k) plan that would otherwise have been contributed on the executive’s behalf, based on certain assumptions, for a period of 24 months in the case of Mr. Wood, and 18 months in the case of Messrs. Williams, Malloy and Griffin and Ms. Nakazawa.

Under the agreements, termination by the Company “without cause” means involuntary termination at our discretion which is not based on cause, death, or disability. “Cause” is defined as gross negligence or willful and continued failure by the executive to substantially perform his duties as an employee of ours (other than any such failure resulting from incapacity due to physical or mental illness); or the executive’s dishonesty, fraudulent misrepresentation, willful misconduct, malfeasance, violation of fiduciary duty relating to our business, or conviction of a felony. The executive is deemed “disabled” if he or she is eligible for disability benefits under our long-term disability plan, or has a physical or mental disability which renders the executive incapable, after reasonable accommodation, of performing substantially all of executive’s duties under the agreement for a period of 180 consecutive or non-consecutive days in any 12-month period.

Upon a “change in control” (as defined in the employment agreements) of the Company, each of the executives would be entitled to a lump-sum payment in the following amounts in addition to the amounts payable to the executive if the Company terminates the agreement for cause or the executive terminates the agreement for any reason:

•
in the case of Mr. Wood, (1) the amount of monthly salary that Mr. Wood was being paid as of the date of his termination of employment times 24 months, plus (2) two times the annual average of the bonuses earned or to be earned for the current year (i.e., the year in which the change of control occurs) and the two prior years;

•
in the case of Mr. Williams and Ms. Nakazawa, (1)  the amount of monthly salary that such executive was being paid as of the date of his or her termination of employment times 18 months, plus (2) one and one-half (1.5) times the annual average of the bonuses earned or to be earned for the current year and the two prior years; and

•	in the case of Mr. Malloy and Mr. Griffin the amount of monthly salary that such executive was being paid as of the date of his termination of employment times 18 months.

For purposes of calculating the amounts payable to Mr. Wood, Mr. Williams, and Ms. Nakazawa, the bonus amount for the current year is equal to the amount earned or scheduled to be earned as if the bonus targets set in the bonus plan have been met.  In addition to these payments, the executives would also be entitled to a lump sum payment equal to (1) the cash equivalent of 24 months, in the case of Mr. Wood, or 18 months, in the case of Messrs. Williams, Malloy and Griffin and Ms. Nakazawa, of continued coverage under the medical, dental, short and long-term disability, and life insurance and other similar plans, and (2) the cash equivalent of the employer matching contribution as if the executive was still a plan participant under the Company’s 401(k) plan that would otherwise have been contributed on the executive’s behalf, based on certain assumptions, for a period of 24 months, in the case of Mr. Wood, or 18 months, in the case of Messrs. Williams, Malloy and Griffin and Ms. Nakazawa.

For purposes of the employment agreements, a “change in control” means an occasion upon which (1) any one person, or more than one person acting as a group, (other than a member of the Board of Directors or fiduciary holding securities under an employee benefit plan of the Company or a corporation controlled by the Company) directly or indirectly acquires securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities during the 12-month period ending on the date of the most recent acquisition of the Company’s securities by such person or persons, (2) during any period of twelve consecutive months, a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election, or (3) any one person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all, or substantially all, of the Company’s assets.  The foregoing lump-sum payments will be made contemporaneously with the consummation of the transaction or the election of directors that constitutes the change in control.

Other Employment Benefits.

We maintain employee benefit and perquisite programs for our executive officers and other employees. We have no current plans to provide additional benefits for our executive officers. We believe that the benefits provided are competitive and consistent with industry practice.

Welfare Benefits. We have broad-based health, dental, vision, life and disability benefit programs that are available to all employees on an equal basis.

401(k) Savings Plan (“Telos Shared Savings Plan”). We sponsor a defined contribution employee savings plan which enables employees to contribute a certain percentage of their base salary to their savings plan accounts on a pre-tax basis, subject to federal tax limitations under the Internal Revenue Code. Presently, we match one half of employee contributions to the Telos Shared Savings Plan up to a maximum of 2% of such employee’s eligible yearly base salary. Participant contributions vest immediately, and Company contributions vest at the rate of 20% for each year, with full vesting occurring after completion of five years of service.

Management Development and Compensation Committee Report

The Management Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Management Development and Compensation Committee of the Board,

William M. Dvoranchik
David Borland
Bruce R. Harris

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned for the years ended December 31, 2012, 2011 and 2010 by the chief executive officer, chief financial officer, and the three other most highly-compensated executive officers.

Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock Awards		All Other Compensation (2)	Total

John B. Wood	2012	$588,333	$1,052,000	$	----	$29,653	$1,669,986
Chairman, President and CEO	2011	560,000	700,000		7,343	29,503	1,296,846
	2010	559,092	675,000		----	41,685	1,275,777

Michele Nakazawa	2012	342,708	425,000		----	11,967	779,675
Executive V.P. and CFO	2011	325,000	275,000		2,148	11,867	614,014
	2010	323,675	240,000		----	13,606	577,281

Edward L. Williams	2012	377,708	527,000		----	30,483	935,191
Executive V.P. and COO	2011	360,000	300,000		2,540	29,987	692,527
	2010	359,633	300,000		----	27,966	687,599

Brendan D. Malloy	2012	299,375	108,500		----	5,284	413,159
Senior V.P. – Cyber Ops & Defense	2011	225,100	175,500		2,250	8,223	411,073
	2010	221,179	150,000		----	17,599	388,778

Mark Griffin	2012	210,000	155,000		----	5,059	370,059
President, Gen Mgr, Telos ID

(1)
Amounts reported in this category relate to payments pursuant to the short-term incentive compensation plan described on pages 17-18 of the Proxy Statement.  In addition, Mr. Wood and Mr. Williams each received a $2,000 anniversary bonus in 2012.

(2)	Amounts presented consist of the following:

Name	Year	Life Insurance and Long-Term Disability Premiums	Savings Plan Company Match	Perquisites	Total All Other Compensation

John B. Wood	2012	$10,728	$5,000	$13,925	$29,653

Michele Nakazawa	2012	6,967	5,000	----	11,967

Edward L. Williams	2012	11,587	5,000	13,896	30,483

Brendan D. Malloy	2012	389	4,895	---	5,284

Mark Griffin	2012	340	4,719	----	5,059

The following table sets forth certain information regarding outstanding equity awards as of December 31, 2012 for the Company’s named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

STOCK AWARDS

Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

John B. Wood	367,128	$3,671

Michele Nakazawa	107,375	1,074

Edward L. Williams	127,012	1,270

Brendan D. Malloy	112,500	1,125

Mark Griffin	----	----

(1)  Represents shares of restricted stock granted on February 11, 2011 under the 2008 Plan. The shares vest in four equal installments. The first installment vested on the grant date, with each subsequent installment vesting on the first, second, and third anniversaries of the grant date. No public market exists for our Class A Common Stock.  The value of our Class A Common Stock presented in the table was determined by the Compensation Committee in March 2013 based on available information that is material to the value of our Class A Common Stock, including a third party valuation report, the lack of a public market in our Class A Common Stock, the principal amount of our indebtedness, our obligations to the holders of our preferred stock, our actual and projected financial results, and fluctuations in the market value of comparable publicly traded companies in our industry.

The following table sets forth certain information regarding the vesting of shares of restricted stock held by named executive officers during fiscal year 2012:

STOCK VESTED

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

John B. Wood	183,564	$1,836

Michele Nakazawa	53,688	537

Edward L. Williams	63,506	635

Brendan D. Malloy	56,250	563

Mark Griffin	----	----

(1)  No public market exists for our Class A Common Stock.  The value of our Class A Common Stock presented in the table was determined by the Compensation Committee in March 2013 based on available information that is material to the value of our Class A Common Stock, including a third party valuation report, the lack of a public market in our Class A Common Stock, the principal amount of our indebtedness, our obligations to the holders of our preferred stock, our actual and projected financial results, and fluctuations in the market value of comparable publicly traded companies in our industry.

Potential Payments Upon Termination

As disclosed above, the Company has entered into employment agreements with certain executive officers which provide for potential payments upon termination. The table below summarizes the potential payouts to Messrs. Wood, Williams, Malloy, Griffin and Ms. Nakazawa, for the termination events described above assuming such termination occurred on December 31, 2012, the last business day of the Company’s last completed fiscal year.

John B. Wood	Salary Continuation for 24 Months	Bonuses to be Earned		Accrued and Unused Vacation as of December 31, 2012	Continuation of Medical/ Welfare Benefits for 24 Months	Cash Equivalent of Company Match to 401(k) for 24 Months	Total	Number of Shares of Restricted Stock That Would Vest

Termination without cause/disability/death	$1,200,000	$	----	$69,231	$47,790	$10,000	$1,327,021	367,128
Termination upon change in control	1,200,000		1,618,000	69,231	47,790	10,000	2,945,021	367,128
Termination for cause	----		----	69,231	-----	----	69,231	----
Voluntary termination	----		----	69,231	-----	----	69,231	----

Michele Nakazawa	Salary Continuation for 18 Months	Bonuses to be Earned		Accrued and Unused Vacation as of December 31, 2012	Continuation of Medical/ Welfare Benefits for 18 Months	Cash Equivalent of Company Match to 401(k) for 18 Months	Total	Number of Shares of Restricted Stock That Would Vest

Termination without cause/disability/death	$525,000	$	----	$33,654	$32,345	$7,500	$598,499	107,375
Termination upon change in control	525,000		470,000	33,654	32,345	7,500	1,068,499	107,375
Termination for cause	----		----	33,654	-----	----	33,654	----
Voluntary termination	----		----	33,654	-----	----	33,654	----

Edward L. Williams	Salary Continuation for 18 Months	Bonuses to be Earned		Accrued and Unused Vacation as of December 31, 2012	Continuation of Medical/ Welfare Benefits for 18 Months	Cash Equivalent of Company Match to 401(k) for 18 Months	Total	Number of Shares of Restricted Stock That Would Vest

Termination without cause/disability/death	$577,500	$	----	$37,019	$43,350	$7,500	$665,369	127,012
Termination upon change in control	577,500		563,500	37,019	43,350	7,500	1,228,869	127,012
Termination for cause	----		----	37,019	-----	----	37,019	----
Voluntary termination	----		----	37,019	-----	----	37,019	----

Brendan D. Malloy	Salary Continuation for 18 Months	Accrued and Unused Vacation as of December 31, 2012	Continuation of Medical/ Welfare Benefits for 18 Months	Cash Equivalent of Company Match to 401(k) for 18 Months	Total	Number of Shares of Restricted Stock That would Vest

Termination without cause/disability/death	$472,500	$24,231	$26,418	$7,500	$530,649	112,500
Termination for cause	----	24,231	----	----	24,231	----
Voluntary termination	----	24,231	----	----	24,231	----

Mark Griffin	Salary Continuation for 18 Months	Accrued and Unused Vacation as of December 31, 2012	Continuation of Medical/ Welfare Benefits for 18 Months	Cash Equivalent of Company Match to 401(k) for 18 Months	Total	Number of Shares of Restricted Stock That would Vest

Termination without cause/disability/death	$315,000	$16,154	$17,871	$7,500	$356,525	----
Termination for cause	----	16,154	----	----	16,154	----
Voluntary termination	----	16,154	----	----	16,154	----

Non-Competition, Confidentiality, and Non-Solicitation Provisions

Pursuant to their respective employment agreements, Mr. Williams, Ms. Nakazawa, Mr. Malloy and Mr. Griffin are subject to non-competition, confidentiality, and non-solicitation provisions which are applicable to each executive during their respective employment terms and for a period of 18 months subsequent to the date of any termination.  Similarly, Mr. Wood is subject to non-competition, confidentiality, and non-solicitation provisions during his employment term and for a period of 24 months subsequent to the date of any termination.

Compensation of Directors

Effective January 1, 2010, the Board of Directors adopted a structure for the annual compensation of the Board members which provides for the following annual compensation: $20,000 basic annual retainer plus the following annual fees for committee chairmen and members: $35,000 for the Audit Committee chairman; $25,000 for the Management Development and Compensation Committee chairman; $20,000 for the respective chairman of the Strategy Committee  and the Government Security Committee; $15,000 for the Nominating and Corporate Governance Committee chairman; $20,000 for the members of the Audit Committee; $15,000 for the respective members of the Strategy Committee and the Government Security Committee; and $10,000 for the respective members of the Management Development and Compensation Committee, the Nominating and Corporate Governance Committee, and the Proxy Board.  In February 2011, at the recommendation of the Compensation Committee, the Company made a one-time grant of 20,000 shares of restricted stock to each of the following directors: Messrs. Bailey, Borland, Dvoranchik, Harris, Mahan, and Tuttle.  The shares of restricted stock granted in February 2011 vest in four equal installments. The first installment vested on February 11, 2011, the grant date; the subsequent installments vest on the first, second and third anniversary date of the grant.

General Maluda, through his entity, JK Maluda LLC, and the Company entered into a consulting agreement under which General Maluda provides certain consulting services to the Company.  Under the agreement, General Maluda received $10,000 per month in compensation, for a total of $120,000 per year through December 31, 2012. As of January 1, 2013, the compensation under the agreement was increased to $17,000 per month, for a total of $204,000 per year.  The agreement, as originally structured, contemplated that General Maluda would be used on a part-time basis to travel and facilitate meetings for the Company.  However, the Company has come to rely on General Maluda more extensively than expected and therefore was utilizing his services on a full-time basis.  His extensive business relationships were deemed to be valuable to the continued growth and success of the Company.  Therefore, his compensation was increased in recognition of his continuing valued services.

The following table summarizes the director compensation paid during the year ended December 31, 2012, other than Mr. John Wood whose compensation is described in this document:

DIRECTOR COMPENSATION FOR 2012

Name	Fees Paid	All Other Compensation		Total

Bernard Bailey	$75,000	$5,000	1	$80,000
David Borland	60,000	----		60,000
William Dvoranchik	80,000	5,000	1	85,000
Seth W. Hamot	----	----		----
Bruce Harris	55,000	----		55,000
Charles Mahan	65,000	----		65,000
John W. Maluda	45,000	140,000	2	185,000
Robert J. Marino	----	153,118	3	153,118
Andrew R. Siegel	----	----		----
Jerry Tuttle	60,000	----		60,000
	$440,000	$303,118		$743,118

1	Amount paid for representation on the board of Telos ID
2	Amount paid pursuant to a consulting agreement with the Company for 2012 services and includes $20,000 for services performed in 2011.
3	Amount represents salary paid to Mr. Marino, Executive Vice President, Special Projects; Telos Shared Savings Plan Company match: $2,875; and long-term disability premiums: $243.

Approval of the Telos Corporation 2013 Omnibus Long-Term Incentive Plan

The principal terms of the Telos Corporation 2013 Omnibus Long-Term Incentive Plan (the “2013 Plan”) are summarized below. Capitalized terms not otherwise defined herein have the meanings provided in the 2013 Plan. The following summary is qualified in its entirety by the complete text of the 2013 Plan, which is attached as Appendix A to this proxy statement.

Purpose

The 2013 Plan is intended to enhance the Company’s and its subsidiaries’ ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the 2013 Plan provides for the grant of options to purchase shares of the Company’s common stock, share appreciation rights, restricted shares, restricted share units, unrestricted hares and dividend equivalent rights.

Eligibility

Awards may be made under the 2013 Plan to any employee, officer or director of the Company or a subsidiary, any consultant or adviser currently providing services to the Company or a subsidiary, or any other individuals whose participation in the 2013 Plan is determined to be in the best interests of the Company by the Board. Only employees of the Company or any subsidiary thereof are eligible to receive incentive stock options.

Effective Date and Term

The 2013 Plan was effective on March 28, 2013, subject to the approval of the 2013 Plan by the holders of Common Stock at the Annual Meeting. The 2013 Plan will terminate automatically on March 28, 2023, and may be terminated on any earlier date as provided in the 2013 Plan.

Administration, Amendment and Termination

The Board will have such powers and authorities related to the administration and implementation of the 2013 Plan as are consistent with the Company’s governing documents and applicable law. The Board from time to time may delegate to the Company’s Management Development and Compensation Committee (the “Compensation Committee”) such powers and authorities related to the administration and implementation of the 2013 Plan. The Board has delegated full authority to the Compensation Committee to administer, implement and operate the 2013 Plan and to grant and interpret awards under the 2013 Plan.  Unless otherwise determined by the Board, any action or determination by the Compensation Committee will be final, binding and conclusive. Subject to the other terms and conditions of the 2013 Plan, the Board or the Compensation Committee, as the case may be, will have full and final authority to select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares of Common Stock covered by the awards, and set the terms and conditions of the awards.

The Board may, at any time and from time to time, amend, suspend or terminate the 2013 Plan as to any shares of Common Stock as to which awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (a) materially increase the benefits accruing to participants under the 2013 Plan, (b) materially increase the aggregate number of shares of Common Stock that may be issued under the 2013 Plan, or (iii) materially modify the requirements as to eligibility for participation in the 2013 Plan. No awards will be made after termination of the 2013 Plan. No amendment, suspension or termination of the 2013 Plan will, without the consent of the participant, impair rights or obligations under any award theretofore awarded to that participant.

Shares Subject to the 2013 Plan

The number of shares of Common Stock available for issuance under the 2013 Plan will be five and one-half million (5,500,000) shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of the shares subject thereto, then the number of shares counted against the aggregate number of shares available under the 2013 Plan with respect to such award shall, to the extent of any such forfeiture or termination, again be available for making awards under the 2013 Plan.  If an award (other than a dividend equivalent right) is denominated in shares, the number of shares covered by such award, or to which such award relates, will be counted on the date of grant of such award against the aggregate number of shares available for granting awards under the 2013 Plan. Notwithstanding anything herein to the contrary, shares subject to an award under the 2013 Plan may not again be made available for issuance under the 2013 Plan if such shares are shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under stock options or share appreciation rights.

Awards

Each award under the 2013 Plan will be evidenced by an award agreement, in such form or forms as the Board or Compensation Committee, as the case may be, will from time to time determine, which specifies the number of shares subject to the award. Awards under the 2013 Plan may be made in the form of:

•	Options to purchase shares, which may be either incentive stock options or non-qualified stock options,
•	restricted shares,
•	restricted share units,
•	stock appreciation rights,
•	unrestricted shares,
•	dividend equivalent rights, or
•	any combination of the foregoing.

Terms and Conditions of Options

An “incentive stock option” is a stock option which meets the requirements of Section 422 of the Internal Revenue Code, and a “non-qualified option” is a stock option that does not meet such requirements. The exercise price of each option will be fixed by the Board or the Compensation Committee, as the case may be, and stated in the award agreement evidencing such option. The exercise price will be at least the Fair Market Value (as defined in the 2013 Plan) of a share of Common Stock on the grant date; provided, however, that if a participant is an individual that owns more than ten percent of the total combined voting power of all classes of the Company or its subsidiaries, the exercise price of an incentive stock option will be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the grant date.

For purposes of the 2013 Plan, “Fair Market Value” means the value of a share of Common Stock determined as follows:

•
If on the grant date or other determination date the shares are listed on an established national or regional share exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value will be the closing price of the shares on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the grant date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of shares is reported for such trading day, on the next preceding day on which any sale shall have been reported.

•
If the shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value will be the value of the shares as determined by the Board or Compensation Committee in good faith, including the use by the Board or Compensation Committee, as appropriate, of an outside consultant or adviser, and taking into account, without limitation, Section 409A of the Code.

Subject to the terms of the 2013 Plan, each option will become exercisable at such times and under such conditions as will be determined by the Board or the Compensation Committee, as the case may be, and stated in the award agreement. Generally, each option will terminate, and all rights to purchase shares thereunder will cease, upon the expiration of ten (10) years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the 2013 Plan or as may be fixed and stated in the award agreement relating to such option; provided, however, that if a participant is an individual that owns more than ten percent of the total combined voting power of all classes of the Company or its subsidiaries, an incentive stock option will not be exercisable after the expiration of five years from the grant date.   Options generally may not be transferred or assigned other than by will or the laws of descent and distribution.

Unless otherwise provided for in an award agreement or in writing after the award agreement is issued, upon termination of a participant’s service to the Company or a subsidiary, other than by reason of death, a change in control of the Company, or as otherwise specified in the award agreement, all unvested options held by such participant will terminate immediately and all vested options not exercised will terminate three (3) months following the date of termination of service, but in no event later than the date of expiration of the option. If a participant’s service is terminated for Cause (as defined in the 2013 Plan), the option or unexercised portion thereof will terminate as of the date of termination. Unless otherwise provided for in an award agreement or in writing after the award agreement is issued, if a participant’s service is terminated due to death, all options held by such participant that have not previously terminated will fully vest and will be exercisable until its normal date of expiration (except that an incentive stock option shall cease to be an incentive stock option upon the expiration of twelve (12) months from the date of the participant’s death and thereafter will be a non-qualified option).

Terms and Conditions of Restricted Shares and Restricted Share Units

The Board or the Compensation Committee, as the case may be, may from time to time grant restricted shares and restricted share units to persons eligible to receive awards under the 2013 Plan. “Restricted shares” are shares of Common Stock on which are imposed restricted periods and restrictions that subject the shares to a substantial risk of forfeiture. “Restricted share units” are awards that represent a conditional right to receive shares of Common Stock in the future and that are subject to the same types of restrictions and risk of forfeiture as restricted shares.

The restrictions and restricted periods may differ with respect to each award. Unless a different restricted period is specified, the default restricted period for an employee is three (3) years with respect to which twenty-five percent (25%) of the shares will vest on the grant date and twenty-five percent (25%) of the shares will vest on each of the three (3) anniversaries of the grant date. The Board or Compensation Committee, as the case may be, may, in its sole discretion, at the time a grant of restricted shares or restricted share units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance conditions, which may be applicable to all or any portion of the restricted shares or restricted share units.  Awards of restricted shares and restricted share units are nontransferable.

Unless otherwise provided for in an award agreement, holders of restricted shares have the right to vote those shares and the right to receive any dividends declared or paid with respect to those shares. All distributions, if any, received by a participant with respect to restricted shares as a result of any share split, share dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original award.  Unless the Board or Compensation Committee otherwise provides in an award agreement, holders of restricted share units have no rights as stockholders of the Company. The award agreement evidencing a grant of restricted share units may provide that the holder of those restricted share units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a dividend equivalent right. A holder of restricted share Units has no rights other than those of a general creditor of the Company. Restricted share units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable award agreement.

Unless otherwise provided for in an award agreement or in writing after the award agreement is issued, and as determined in the sole discretion of the Board or Compensation Committee, upon termination of a participant’s service to the Company or a subsidiary, other than by reason of death or a change in control of the Company, all restricted shares and restricted share units held by such participant will immediately be forfeited to the extent not yet vested.

Terms and Conditions of Stock Appreciation Rights

A “stock appreciation right” is a right to receive upon exercise, in the form of common stock, cash or a combination thereof, the excess of the fair market value of a share of common stock on the exercise date over the grant price of such stock appreciation right.  The award agreement for a stock appreciation right will specify the grant price of the stock appreciation right, which will be at least the Fair Market Value of a share of Common Stock on the grant date.

Terms and Conditions of Unrestricted Shares

“Unrestricted shares” are shares of Common Stock that are free of restrictions other than those imposed under federal or state securities laws, which may be granted by the Board or Compensation Committee, as the case may be, to any participant. Awards of unrestricted shares may be granted or sold in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation.

Terms and Conditions of Dividend Equivalent Rights

A “dividend equivalent right” is a right entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock. The Board or Compensation Committee, as the case may be, may grant divided equivalent rights.

Withholding Taxes

The Company or a subsidiary, as the case may be, will have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares upon the exercise of a stock option or pursuant to another award under the 2013 Plan. Subject to the prior approval of the Company or the subsidiary, as the case may be, the participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the subsidiary to withhold the Shares otherwise issuable to the participant or (ii) by delivering to the Company or the subsidiary shares already owned by the participant. The shares so delivered or withheld will have an aggregate Fair Market Value equal to such withholding obligations.

Effect of Merger and Other Transaction

Subject to certain exceptions, upon the occurrence of certain transactions specified in the 2013 Plan, such as a sale of the Company (a “Corporate Transaction”), all outstanding options, restricted shares and restricted share units will vest and either of the following two actions will be taken:

•
fifteen (15) days prior to the scheduled consummation of a Corporation Transaction, all outstanding options and stock appreciation rights will become immediately exercisable and will remain exercisable for a period of fifteen (15) days, or

•
the Board may elect, in its sole discretion, to cancel any outstanding awards of options, restricted shares, restricted share units, and/or stock appreciation rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value, in the case of restricted shares or restricted share units, equal to the formula or fixed price per share of Common Stock paid to holders of Common Stock, and, in the case of options or stock appreciation rights, equal to the product of the number of shares subject to the option or stock appreciation right multiplied by the amount, if any, by which the formula or fixed price per share of Common Stock paid to holders of Common Stock pursuant to such transaction exceeds the exercise price of the option or stock appreciation right.

The foregoing effects will result upon the dissolution or liquidation of the Company, upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, upon a sale of substantially all of the assets of the Company to another entity which does not constitute a “related person” to the Company, as such term is defined in the Treasury Regulations issued in connection with Section 409A of the Code, or upon any transaction (including a merger or reorganization in which the Company is the surviving entity) that results in any person or entity owning 50% or more of the combined voting power of all classes of shares of the Company.

With respect to the Company’s establishment of an exercise window, (a) any exercise of an option or stock appreciation right during such fifteen (15) period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the 2013 Plan and all outstanding but unexercised options and stock appreciation rights will terminate.

These terms described above will not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the options, stock appreciation rights, restricted shares and restricted share units theretofore granted, or for the substitution for such options, stock appreciation rights, restricted shares and restricted share units for new options, stock appreciation rights, restricted share and restricted shares units relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation right exercise prices, in which event the 2013 Plan, options, stock appreciation rights, restricted shares and restricted share units theretofore granted shall continue in the manner and under the terms so provided.

Adjustments for Stock Dividends and Similar Events

The Board will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2013 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Certain Federal Income Tax Considerations

THE FOLLOWING DISCUSSION OF CERTAIN RELEVANT FEDERAL INCOME TAX EFFECTS APPLICABLE TO AWARDS GRANTED UNDER THE 2013 PLAN IS A SUMMARY ONLY, AND REFERENCE IS MADE TO THE INTERNAL REVENUE CODE AND REGULATIONS PROMULGATED THEREUNDER FOR A COMPLETE STATEMENT OF ALL RELEVANT FEDERAL TAX PROVISIONS. HOLDERS OF AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE REALIZATION OF ANY SUCH AWARDS, AND HOLDERS OF THE COMPANY’S COMMON STOCK PURSUANT TO AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE DISPOSING OF ANY SUCH SHARES. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. Under current federal income tax laws, awards under the 2013 Plan will generally have the following tax consequences:

The grant of a stock option or stock appreciation rights under the 2013 Plan will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (a) the fair market value of the shares at the date of exercise minus the exercise price or (b) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss. Other awards under the 2013 Plan, including non-qualified options and stock appreciation rights, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other property. Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2013 Plan. Different tax rules may apply to specific participants and transactions under the 2013 Plan.

New Plan Benefits Table

As discussed on page 18 of the Compensation Discussion & Analysis, the Compensation Committee granted awards of restricted stock to key performers in acknowledgement of their contribution to the Company’s growth and long-term performance.  Except in limited circumstances described above, the shares of restricted stock granted in March 2013 grant in four equal installments.  The first installment vests as of the grant date, with each subsequent installment vesting on the first, second and third anniversaries of the grant date.  These awards are subject to the approval of the 2013 Plan by the holders of our Class A and Class B Common Stock at the Annual Meeting.  The following table sets forth the amount of the awards to the executive officers named in the summary compensation table, all current executive officers as a group, all current non-employee directors as a group, and all employee (not including executive officers) as a group:

Telos Corporation 2013 Omnibus Incentive Compensation Plan
Name and Position	Shares of Restricted Stock
John B. Wood, Chairman, President and CEO	1,200,000
Michele Nakazawa, Executive V.P. and CFO	400,000
Edward L. Williams, Executive V.P. and COO	400,000
Brendan D. Malloy, Senior V.P. – Cyber Ops & Defense	248,000
Mark Griffin, President, General Manager Telos ID	-0-
All executive officers as a group	4,180,000
All current non-employee directors as a group	-0-
All employees (not including executive officers) as a group	132,000

Equity Compensation Plan Information

The following table provides information as of December 31, 2012, with respect to shares of Common Stock that may be issued under certain equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under plans (excluding securities listed in the first column)
Equity compensation plans approved by security holders:
1. 1996 Stock Option Plan	20,000	$.62	None
2. 2008 Plan	None	N/A	262,241
Equity compensation plans not approved by security holders	None	N/A	None

Vote Required

The affirmative vote of a majority of votes cast at the Annual Meeting if a quorum is present is required to approve the 2013 Plan.

The Board of Directors of Telos recommends that the Telos Corporation 2013 Omnibus Long-Term Incentive Plan be approved by the holders of the Common Stock.

Ratification of Independent Registered Public Accounting Firm

The Audit Committee selected BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the 2013 fiscal year.  The Company does not expect representatives of BDO to attend the Annual Meeting and, as a result, BDO will not have an opportunity to make a statement or respond to questions.

Principal Accountant Fees and Services

Aggregate fees for professional services billed to us by BDO USA, LLP for the years ended December 31, 2012 and 2011 are summarized as follows:

	2012	2011
BDO USA, LLP:
Audit fees	$515,000	$481,000
Audit-related fees	----	----
Tax fees (1)	71,000	69,000
All other fees	----	----

Total	$586,000	$550,000

(1)  Represent fees related to the review of federal and state income tax returns and other tax-related services

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services, including audit and non-audit services, provided by the Company’s independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm typically provides an engagement letter to the Audit Committee outlining the scope of the services and related fees. Approval by the Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications.

The Board of Directors of Telos recommends that the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year be ratified by the holders of the Common Stock.

Security Ownership of Certain Beneficial Owners and Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of April 12, 2013	Percent of Class

Class A Common Stock	Toxford Corporation Place de Saint Gervais 1 1211 Geneva Switzerland	15,801,802 shares (A)	39.3%

Class A Common Stock	Telos Corporation Shared Savings Plan 19886 Ashburn Road Ashburn, VA 20147	3,658,536 shares	9.1%

Class A Common Stock	John B. Wood	5,746,093 shares (B)	14.3%

Class A Common Stock	Edward L. Williams	1,832,099 shares (B)	4.6%

Class A Common Stock	Michele Nakazawa	1,317,833 shares (B)	3.3%

Class A Common Stock	Brendan D. Malloy	979,669 shares (B)	2.4%

Class A Common Stock	Mark Griffin	195,667 shares (B)	0.5%

Class A Common Stock	Robert J. Marino	591,400 shares (B)	1.5%

Class A Common Stock	Bernard C. Bailey	100,000 shares (C)	0.2%

Class A Common Stock	David Borland	120,000 shares (C)(D)	0.3%

Class A Common Stock	William M. Dvoranchik	100,000 shares (C)	0.2%

Class A Common Stock	Seth W. Hamot	----	----

Class A Common Stock	Bruce R. Harris	100,000 shares (C)	0.2%

Class A Common Stock	Charles S. Mahan, Jr.	100,000 shares (C)	0.2%

Class A Common Stock	John W. Maluda	80,000 shares (E)	0.2%

Class A Common Stock	Andrew R. Siegel	----	----

Class A Common Stock	Jerry O. Tuttle	100,000 shares (C)	0.2%

Class A Common Stock	All officers and directors as a group (20 persons)	14,466,917 shares (F)	36.0%

Class B Common Stock	Graphite Enterprise Trust PLC Berkley Square House, 4th Floor London W1J 6BQ England	1,681,960 shares	41.7%

Class B Common Stock	Graphite Enterprise Trust LP Berkley Square House, 4th Floor London W1J 6BQ England	420,490 shares	10.4%

Class B Common Stock	North Atlantic Smaller Companies Investment Trust PLC c/o North Atlantic Value LLP Ground Floor, Ryder Court 14 Ryder Street London SW1Y 6QB England	1,186,720 shares	29.4%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of April 12, 2013	Percent of Class

Class B Common Stock	John B. Wood	194,888 shares	4.8%

Class B Common Stock	Michele Nakazawa	125,000 shares	3.1%

Class B Common Stock	Brendan D. Malloy	100,000 shares	2.5%

Class B Common Stock	Edward L. Williams	100,000 shares	2.5%

Class B Common Stock	All officers and directors as a group (20 persons)	569,888 shares	14.1%

Series A-1 Redeemable Preferred Stock	North Atlantic Smaller Companies Investment Trust PLC c/o North Atlantic Value LLP, Ground Floor, Ryder Court 14 Ryder Street London SW1Y 6QB England	25 shares	5.8%

Series A-1 Redeemable Preferred Stock	Graphite Enterprise Trust PLC Berkley Square House, 4th Floor London W1J 6BQ England	40 shares	9.2%

Series A-1 Redeemable Preferred Stock	Toxford Corporation Place de Saint Gervais 1 1211 Geneva Switzerland	358 shares (G)	82.7%

Series A-2 Redeemable Preferred Stock	North Atlantic Smaller Companies Investment Trust PLC c/o North Atlantic Value LLP Ground Floor, Ryder Court 14 Ryder Street London SW1Y 6QB England	36 shares	5.8%

Series A-2 Redeemable Preferred Stock	Graphite Enterprise Trust PLC Berkley Square House, 4th Floor London W1J 6BQ England	56 shares	9.2%

Series A-2 Redeemable Preferred Stock	Toxford Corporation Place de Saint Gervais 1 1211 Geneva, Switzerland	502 shares (H)	82.7%

12% Cumulative Exchangeable Redeemable Preferred Stock	Value Partners, Ltd. Ewing & Partners Ewing Asset Management, LLC Timothy G. Ewing 4514 Cole Avenue, Suite 740 Dallas, TX 75205	281,798 shares (I)	8.8%

12% Cumulative Exchangeable Redeemable Preferred Stock	Wynnefield Partners Small Cap Value, L.P. Wynnefield Partners Small Cap Value, L.P. I Channel Partnership II, L.P. Wynnefield Small Cap Value Offshore Fund, Ltd. Wynnefield Capital Management, LLC Wynnefield Capital, Inc. Nelson Obus Joshua Landes 450 Seventh Avenue, Suite 509 New York, NY 10123	373,500 shares (J)	11.7%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of April 12, 2013	Percent of Class

12% Cumulative Exchangeable Redeemable Preferred Stock	Minerva Advisors, LLC David P. Cohen 50 Monument Road, Suite 201 Bala Cynwyd, PA 19004	209,722 shares (K)	6.6%

12% Cumulative Exchangeable Redeemable Preferred Stock	Victor Morgenstern Faye Morgenstern Judd Morgenstern Morningstar Trust - Faye Morgenstern Trustee 106 Vine Avenue Highland Park, IL 60035	182,000 shares (L)	5.7%

12% Cumulative Exchangeable Redeemable Preferred Stock	Costa Brava Partnership III, LP Roark, Rearden & Hamot, LLC Seth W. Hamot 222 Berkeley Street, 17th Floor Boston, MA 02116	405,172 shares (M)	12.7%

12% Cumulative Exchangeable Redeemable Preferred Stock	NSB Advisors LLC 200 Westage Center Drive, Suite 228 Fishkill, NY 12524	366,974 shares (N)	11.5%

(A)
Includes 15,328,480 shares held directly by Toxford Corporation and 473,322 shares held directly by Mr. John R.C. Porter, Chalet Ty Fano, 2 Chemin d’Amon, 1936 Verbier, Switzerland. Mr. Porter is the sole stockholder of Toxford Corporation.

(B)
Includes 40,981, 7,367, 6,669, 29,348, 32,099, and 2,833 shares of the Class A Common Stock held for the benefit of Messrs. Wood, Griffin, Malloy, Marino and Williams, and Ms. Nakazawa, respectively, by the Telos Corporation Shared Savings Plan. Also includes 183,564, 56,250, 63,506, and 53,688 non-vested, restricted shares of the Class A Common Stock held by Messrs. Wood, Malloy, and Williams, and Ms. Nakazawa, respectively, under the 2008 Omnibus Long-Term Incentive Plan.  Also includes 900,000, 186,000, 300,000, and 300,000 non-vested, restricted shares of the Class A Common Stock held by Messrs. Wood, Malloy, and Williams, and Ms. Nakazawa, respectively, under the 2013 Omnibus Long-Term Incentive Plan.

(C)	Includes 5,000 non-vested, restricted shares of the Class A Common Stock granted under the 2008 Omnibus Long-Term Incentive Plan.

(D)	Mr. Borland holds options to acquire 20,000 shares of the Class A Common Stock, which are exercisable within 60 days of April 12, 2013.

(E)	Represents fully vested restricted shares of the Class A Common Stock granted under the 2008 Omnibus Long-Term Incentive Plan.

(F)
Includes 174,253 shares of the Class A Common Stock held for the benefit of the executive officers by the Telos Corporation Shared Savings Plan, and 476,707 non-vested, restricted shares of the Class A Common Stock issued under the 2008 Omnibus Long-Term Incentive Plan, and 2,991,000 non-vested, restricted shares of Class A Common Stock issued under the 2013 Omnibus Long-Term Incentive Plan.

(G)	Includes 331 shares held directly by Toxford Corporation and 278 shares held directly by Mr. John R.C. Porter, Chalet Ty Fano, 2 Chemin d’Amon, 1936 Verbier, Switzerland.

(H)	Includes 464 shares held directly by Toxford Corporation and 38 shares held directly by Mr. John R.C. Porter, Chalet Ty Fano, 2 Chemin d’Amon, 1936 Verbier, Switzerland.

(I)
According to the Schedule 13D/A (Amendment No. 14) filed on February 24, 2012, by Value Partners Ltd. (“VP”), Ewing & Partners (“E&P”), Ewing Asset Management LLC (“EAM”), and Timothy G. Ewing. E&P, as the general partner of VP, may direct the vote and disposition of the shares of Public Preferred Stock held by VP. Mr. Ewing and EAM, as the partners of E&P, may be deemed to have the power to direct the vote and disposition of the shares of Public Preferred Stock held by VP.

(J)
Wynnefield Partners Small Cap Value, L.P., (“WPSCV”), Wynnefield Partners Small Cap Value L.P. I (“WPSCVI”), Channel Partnership II, L.P. (“CP”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”), Mr. Nelson Obus and Mr. Joshua H. Landes filed a joint Schedule 13D/A (Amendment No. 10) on March 8, 2007 indicating that WCM is the general partner of WPSCV and WPSCVI and has the sole power to direct the voting and disposition of the shares beneficially owned by WPSCV and WPSCVI. Messrs. Obus and Landes are the co-managing members of WCM, and each shares with the other the power to direct the voting and disposition of the shares that WCM may be deemed to beneficially own. WCI is the sole investment manager of WSCVOF and has the sole power to direct the voting and disposition of the shares that WSCVOF beneficially owns. Messrs. Obus and Landes are executive officers of WCI and each shares with the other the power to direct the voting and disposition of the shares that WCI may be deemed to beneficially own. Mr. Obus is the general partner of CP and has the sole power to direct the voting and disposition of the shares beneficially owned by CP. WPSCV has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 131,800 shares. WSCVOF has the sole voting and dispositive power with respect to 85,400 shares. WPSCVI has the sole voting and dispositive power with respect to 142,800 shares. CP has the sole voting and dispositive power with respect to 13,500 shares. Mr. Obus has the sole voting and dispositive power with respect to 13,500 shares, and shared voting and dispositive power with respect to 360,000 shares. Mr. Landes has shared voting and dispositive power with respect to 360,000 shares. WCM has the sole voting and dispositive power with respect to 274,600 shares. WCI has the sole voting and dispositive power with respect to 85,400 shares.

(K)
Minerva Advisors, LLC (“MA”), Minerva Group, LP (“MG”), Minerva GP, LP (“MGP”), Minerva GP, Inc. (“MI”), and Mr. David Cohen filed a joint Schedule 13G/A on February 11, 2013, indicating that MA and Mr. Cohen each has shared voting and dispositive power with respect to 124,546 shares; MA, MG, MGP, MI each has the sole voting and dispositive power with respect to 77,743 shares, and Mr. Cohen has sole voting and dispositive power with respect to 85,176 shares.

(L)
Victor Morgenstern (“VM”), Faye Morgenstern (“FM”), Judd Morgenstern (“JM”), Jennifer Morgenstern Irrevocable Trust (“Jennifer Trust”), Robyn Morgenstern Irrevocable Trust (“Robyn Trust”), and Judd Morgenstern Irrevocable Trust (“Judd Trust”), filed a joint Schedule 13D/A (Amendment No. 1) on March 10, 2009, indicating that VM has the sole power to vote and dispose of 50,000 shares, and shared power to dispose of 132,000 shares; FM has the sole power to vote 17,000 shares and shared power to dispose 92,000 shares; JM has the sole power to vote 40,000 shares and shared power to dispose 115,000 shares; Jennifer Trust has the sole voting and dispositive power with respect to 25,000 shares; Robyn Trust has the sole voting and dispositive power with respect to 25,000 shares; and Judd Trust has the sole voting and dispositive power with respect to 25,000 shares.

(M)
According to the Schedule 13D/A (Amendment No. 287) filed on September 19, 2012, by Costa Brava Partnership III L.P., Roark, Rearden & Hamot, LLC, and Seth W. Hamot, the three filers have sole voting and dispositive power with respect to the 405,172 shares.

(N)	According to the Schedule 13G/A filed on February 13, 2013, by NSB Advisors LLC, the filer has sole dispositive power with respect to the 366,974 shares.

Frequency of the Vote on Executive Compensation

At the Company’s annual meeting of stockholders held on November 14, 2011, the frequency of three years of the vote on executive compensation received the highest number of votes cast by the holders of the Company’s Class A and Class B Common Stock present in person or represented by proxy at the annual meeting. In light of such vote, the Company decided to conduct a say-on-pay vote in its proxy materials for future annual meetings every three years. The next vote will thus be scheduled in 2014.

Stockholder Proposals for the 2014 Annual Meeting

Stockholders who wish to have proposals for the Company’s 2014 Annual Meeting included in the proxy materials for such meeting must submit these proposals to the Company on or prior to December 12, 2013.  All other proposals must be submitted in accordance with the process set forth in the Company’s Bylaws, which provide that, in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to the Company’s secretary at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Other Matters

Neither the Board of Directors nor management intends to bring any matter for action at the Annual Meeting of Stockholders other than those matters described above.  If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

Appendix A

TELOS CORPORATION

2013 OMNIBUS LONG-TERM INCENTIVE PLAN

Telos Corporation, a Maryland corporation (the “Company”), sets forth herein the terms of its 2013 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1.             PURPOSE.  The Plan is intended to enhance the Company’s and its Subsidiaries’ ability to attract and retain highly qualified directors, officers, key employees and other persons and to motivate such persons to serve the Company and its Subsidiaries and to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Share options, Share appreciation rights, restricted Shares, restricted Share units, unrestricted Shares and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof.  Share options granted under the Plan may be incentive stock options or non-qualified options, as provided herein.

2.              DEFINITIONS.  For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1           “Award” means a grant of an Option, Share Appreciation Right, Restricted Shares, Restricted Share Units, Unrestricted Shares or Dividend Equivalent Rights under the Plan.

2.2           “Award Agreement” means the written agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award.

2.3           “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.4           “Board” means the Board of Directors of the Company.

2.5           “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or a Subsidiary, (i) commission by a Participant of a felony or crime of moral turpitude; (ii) conduct in the performance of a Participant’s duties which is illegal, dishonest, fraudulent or disloyal; (iii) the breach of any fiduciary duty the Participant owes to the Company; or (iv) gross neglect of duty or poor performance which is not cured by the Participant to the reasonable satisfaction of the Company within 30 days of Participant’s receipt of written notice from the Company advising Participant of said gross neglect or poor performance.

2.6           “Change in Control” means an occasion upon which (i) any one person, or more than one person acting as a group(as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a member of the Board of Directors or fiduciary holding securities under an employee benefit plan of the Company or a corporation controlled by the Company, acquires (either directly and/or through becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act)), directly or indirectly, securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (or has acquired securities representing 50% or more of the combined voting power of the Company’s then outstanding securities during the 12-month period ending on the date of the most recent acquisition of Company securities by such person); (ii) during any period of (12) consecutive months, a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; or (iii) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all, or substantially all, of the Company’s assets.

2.7           “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8           “Committee” means the Company’s Management Development and Compensation Committee.

2.9           “Company” means Telos Corporation.

2.10         “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity and more than 50% of the combined voting power of all classes of stock of the surviving entity are held by persons or entities who were not shareholders or affiliates of the Company immediately prior to the transaction, (ii) a sale of substantially all of the assets of the Company to another person or entity which does not constitute a “related person” to the Company, as such term is defined in the Treasury Regulations issued in connection with Section 409A of the Code, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or affiliates immediately prior to the transaction) owning  more than 50% of the combined voting power of all classes of Shares of the Company.

2.11         “Dividend Equivalent Right” means a right, granted to a Participant under Section 13 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

2.12         “Effective Date” means March 28, 2013, the date the Plan is approved by the Board.

2.13         “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.14         “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional share exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Board in good faith, including the use by the Board, as appropriate, of an outside consultant or advisor, taking into account, without limitation, Section 409A of the Code.

2.15         “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a Company in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent of the voting interests.

2.16         “Grant Date” means the date on which the Board or the Committee, as the case may be, approves an Award or such later date as may be specified by the Committee in situations where the Committee chooses to request that the Board ratify the grant of an Award.

2.17         “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.18         “Non-Qualified Option” means an Option that is not an Incentive Stock Option.

2.19         “Option” means an option to purchase Shares pursuant to the Plan.

2.20         “Option Price” means the exercise price for each Share subject to an Option.

2.21         “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.22         “Participant” means a person who receives or holds an Award under the Plan.

2.23         “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.24         “Plan” means this Telos Maryland 2013 Omnibus Long-Term Incentive Plan.

2.25         “Purchase Price” means the purchase price, if any, for each Share pursuant to a grant of Restricted Shares or Unrestricted Shares.

2.26         “Restricted Share Unit” means a bookkeeping entry representing the equivalent of a Share awarded to a Participant pursuant to Section 10 hereof.

2.27         “Restricted Shares” means Shares awarded to a Participant pursuant to Section 10 hereof.

2.28         “SAR Exercise Price” means the per share exercise price of a SAR granted to a Participant under Section 9 hereof.

2.29         “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.30         “Service” means service as a Service Provider to the Company or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or a Subsidiary. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board or the Committee, as the case may be, which determination shall be final, binding and conclusive.

2.31         “Service Provider” means an employee, officer or director of the Company or a Subsidiary, or a consultant or adviser currently providing services to the Company or a Subsidiary.

2.32         “Share” or “Shares” means shares of Common Stock of the Company.

2.33         “Share Appreciation Right” or “SAR” means a right granted to a Participant under Section 9 hereof.

2.34         “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.35         “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted (whether pursuant to this Plan or pursuant to any other program or contract) by the Company or a Subsidiary or by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.36         “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Company, its parent or any of its Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.37         “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.38         “Unrestricted Shares” means an Award pursuant to Section 11 hereof.

3.              ADMINISTRATION OF THE PLAN

3.1.          Board.  Subject to the delegation described in Section 3.2, below, the Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s governing documents and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s governing documents and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.          Committee.  The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the Company’s governing documents and applicable law. As of the Effective Date, the Board has delegated, until further written notice, full authority to the Committee to administer, implement and operate the Plan and to grant and interpret Awards thereunder. If the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3.          Terms of Awards.  Subject to the other terms and conditions of the Plan, the Board or the Committee, as the case may be, shall have full and final authority to:

(i)            designate Participants,

(ii)           determine the type or types of Awards to be made to a Participant, including Substitute Awards made, inter alia, in consideration of the cancellation of prior outstanding stock options,

(iii)          determine the number of Shares to be subject to an Award,

(iv)          establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)           prescribe the form of each Award Agreement evidencing an Award, and

(vi)          amend, modify, or supplement the terms of any outstanding Award.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Participant, impair the Participant’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Subsidiary thereof or any confidentiality obligation with respect to the Company or any Subsidiary thereof or otherwise in competition with the Company or any Subsidiary thereof, to the extent specified in such Award Agreement applicable to the participant. Furthermore, unless the Board provides otherwise in the applicable Award Agreement, the Company may annul an Award if the Participant is an employee of the Company or a Subsidiary thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by issuing a Substitute Award without the approval of Company’s shareholders, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4.          Deferral Arrangement.  The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to compliance with Section 409A, where applicable, and such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents.

3.5.          No Liability.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.          Book Entry.  Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of Share certificates through the use of book-entry.

4.             SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of Shares available for issuance under the Plan shall be five and one-half million (5,500,000).  Shares issued or to be issued under the Plan shall be authorized but unissued Shares or issued Shares that have been reacquired by the Company. If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.  If an Award (other than a Dividend Equivalent Right) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Options or Share Appreciation Rights.

The Board shall have the right to issue Substitute Awards or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of Shares reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a Substitute Award, by the net increase in the number of Shares subject to Awards before and after the substitution.

5.             EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.          Effective Date.  The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s shareholders within one year of the Effective Date. Upon approval of the Plan by the Company’s shareholders as set forth above, all Awards made under the Plan on or after the Effective Date (including awards made by the Committee contingent upon subsequent Board approval) shall be fully effective on the Effective Date as if the Company’s shareholders had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.          Term.  The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.          Amendment and Termination of the Plan.  The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s shareholders if the amendment would: (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of Shares that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair rights or obligations under any Award theretofore awarded under the Plan.

6.             AWARD ELIGIBILITY AND LIMITATIONS

6.1.          Service Providers and Other Persons.  Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or any Subsidiary, including any Service Provider who is an officer or director of the Company or any Subsidiary, as the Board or the Committee, as the case may be, shall determine and designate from time to time, (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.          Successive Awards and Substitute Awards.  An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original Grant Date and provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

7.             AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board or the Committee, as the case may be, shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-Qualified Options.

8.             TERMS AND CONDITIONS OF OPTIONS

8.1.          Option Price.  The Option Price of each Option shall be fixed by the Board or the Committee, as the case may be, and stated in the Award Agreement evidencing such Option.  The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Participant is a Ten Percent Shareholder, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a Share on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a Share.

8.2.          Vesting.  Subject to Sections 8.3, 8.4, 8.5 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including based on achievement of performance goals and/or future service requirements) as shall be determined by the Board or the Committee, as the case may be, and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.

8.3.          Term.  Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Participant is a Ten Percent Shareholder, an Option granted to such Participant that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.          Termination of Service.  Unless otherwise provided for in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Participant’s Service, except to the extent that such termination is due to death, or Change in Control of the Company or as otherwise specified in the Award Agreement, any Option held by such Participant that have not vested shall immediately be deemed forfeited and any otherwise vested Option or unexercised portion thereof shall terminate three (3) months after the date of such termination of Service, but in no event later than the date of expiration of the Option.  If a Participant’s Service is terminated for Cause, the Option or unexercised portion thereof shall terminate as of the date of such termination.  Unless otherwise provided for in an Award Agreement or in writing after the Award Agreement is issued, if a Participant’s Service is terminated due to death, any Option of the deceased Participant shall become fully vested and shall continue in accordance with its terms, may be exercised, to the extent of the number of Shares with respect to which he/she could have exercised the Option on the date of his/her death, by his/her estate, personal representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, and shall expire on its normal date of expiration unless previously exercised (except that an Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the date of the Participant’s death and thereafter shall be a Non-Qualified Option).  Such provisions shall be determined in the sole discretion of the Board or the Committee, as the case may be, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.          Change in Control.  Unless otherwise provided for in an Award Agreement or in writing that is agreed to by the Participant after the Award Agreement is issued in the event of a Change in Control, a Participant’s unvested Options shall become fully vested and may be exercised until their normal date of expiration.

8.6.          Limitations on Exercise of Option.  Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the Company’s shareholders as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.7.          Method of Exercise.  An Option that is exercisable may be exercised by the Participant’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Board or the Committee, as the case may be.  Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.8.          Rights of Holders of Options.  Unless otherwise stated in the applicable Award Agreement, a Participant holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to the Participant. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.9.          Delivery of Share Certificates.  Promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a Share certificate or certificates evidencing his/her ownership of the Shares purchased upon such exercise.

8.10.        Transferability of Options.  Except as provided in Section 8.11, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.11, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

8.11.        Family Transfers.  If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.11, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 8.11, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 8.11 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.12.        Limitations on Incentive Stock Options.  An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.             TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

9.1.          Right to Payment and Grant Price.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Board or the Committee, as the case may be. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a Share on the Grant Date.  SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.

9.2.          Other Terms.  The Board or the Committee, as the case may be, shall determine at the Grant Date or thereafter, the time or times at which and the conditions under which an SAR may be exercised (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.           TERMS AND CONDITIONS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

10.1.        Grant of Restricted Shares or Restricted Share Units.  Awards of Restricted Shares or Restricted Share Units may be made to eligible persons.  Restricted Shares or Restricted Share Units may be awarded for no consideration (other than par value of the Shares which is deemed paid by Services already rendered).  Restricted Shares or Restricted Share Units may also be referred to as performance shares or performance share units.

10.2.        Restrictions.  At the time an Award of Restricted Shares or Restricted Share Units is made, the Board or the Committee, as the case may be, may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Restricted Share Units.  Unless a different restricted period is specified, the default restricted period shall, for an employee be three (3) years with respect to which twenty-five percent (25%) of the Shares shall be vested upon the Grant Date and twenty-five percent (25%) of the Shares related to such Award shall become nonforfeitable or vest on each of the first three (3) anniversaries of the Grant Date, and shall, for a Director be the period for which such Director continues to serve as a Director.  Each Award of Restricted Shares or Restricted Share Units may be subject to a different restricted period.  The Board or the Committee, as the case may be, may, in its sole discretion, at the time a grant of Restricted Shares or Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance conditions, which may be applicable to all or any portion of the Restricted Shares or Restricted Share Units in accordance with Section 14.1.  Neither Restricted Shares nor Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed with respect to such Restricted Shares or Restricted Share Units.  Each Participant may designate a beneficiary for the Restricted Shares or Restricted Share Units awarded to him or her under the Plan.  If a Participant fails to designate a beneficiary, the Participant shall be deemed to have designated his or her estate as his or her beneficiary.

10.3.        Restricted Shares Certificates.  The Company shall issue, in the name of each Participant to whom Restricted Shares has been granted, Share certificates representing the total number of Restricted Shares granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board or the Committee, as the case may be, may provide in an Award Agreement that either (i) the Company shall hold such certificates for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.        Rights of Holders of Restricted Shares.  Unless otherwise provided for in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.5.        Rights of Holders of Restricted Share Units.

10.5.1.    Dividend Rights.  Unless the Board otherwise provides in an Award Agreement, holders of Restricted Share Units shall have no rights as shareholders of the Company. The Award Agreement evidencing a grant of Restricted Share Units may provide that the holder of such Restricted Share Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each Restricted Share Unit held equal to the per-share dividend paid on the Shares in accordance with Section 13.

10.5.2.    Creditor’s Rights.  A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.        Termination of Service.  Unless otherwise provided for in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Participant’s Service, any Restricted Shares or Restricted Share Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, except to the extent that such termination is due to death or Change in Control of the Company or as otherwise specified in the Award Agreement.  Further, the Award Agreement may specify that the vested portion of the Award shall continue to be subject to the terms of any applicable transfer or other restriction.  Upon forfeiture of Restricted Shares or Restricted Share Units, the Participant shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Restricted Share Units.

10.7.        Purchase of Restricted Shares. If a Participant receives an Award consisting of Restricted Shares and the Participant subsequently satisfies the conditions necessary to enable the Participant to retain the Restricted Shares, for purposes of satisfying any corporate law requirement to demonstration that the Company has received consideration in return for such Restricted Shares at least equal to the par value of such Restricted Shares, the Participant may be deemed, in the discretion of the Board or the Committee, as the case may be, to have provided consideration to the Company in an amount equal to the aggregate par value of such Restricted Shares through the performance of past Services to the Company or a Subsidiary.

10.8.        Delivery of Share.  Except as otherwise specified with respect to a particular Award of Restricted Shares, within thirty (30) days of the expiration or termination of the restricted period, a certificate or certificates representing all Shares relating to such Award which have not been forfeited shall be delivered to the Participant or to the Participant’s beneficiary or estate, as the case may be.   Except as otherwise specified with respect to a particular Award of Restricted Share Units, within thirty (30) days of the satisfaction of the vesting criterion applicable to such Award, a certificate or certificates representing all Shares relating to such Award which have vested shall be issued or transferred to the Participant.

11.           TERMS AND CONDITIONS OF UNRESTRICTED SHARES AWARDS

The Board or the Committee, as the case may be, may, in its sole discretion, grant (or sell at par value or such other higher purchase price as it may determine) an Unrestricted Shares Award to any Participant pursuant to which such Participant may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Shares Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

12.           FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

12.1.        General Rule.  Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company.

12.2.        Surrender of Shares.  To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender to the Company of Shares, which Shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.        Cashless Exercise.  With respect to an Option only to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board or the Committee, as the case may be), of an irrevocable direction to a registered securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.        Other Forms of Payment.  To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations and rules.

13.           TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.        Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Participant. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

13.2.        Termination of Service.  Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Participant’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Participant’s termination of Service for any reason.

14.           TERMS AND CONDITIONS OF PERFORMANCE AWARDS

14.1.        Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such corporate or individual performance conditions as may be specified by the Board or the Committee, as the case may be. The Board or the Committee, as the case may be, may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions.

14.2.        Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

15.           PARACHUTE LIMITATIONS.  Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Shares or Restricted Share Units held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

16.           REQUIREMENTS OF LAW

16.1.        General.  The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such  shares unless the Company has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.        Rule 16b-3.  During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board or the Committee, as the case may be, may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.           EFFECT OF CHANGES IN CAPITALIZATION

17.1.        Changes in Shares.  If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of Shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company.  In addition, the number and kind of Shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per Share.  The conversion of any convertible securities of the Company shall not be treated as an increase in Shares affected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in shares of common stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.

17.2.        Reorganization in which the Company is the Surviving Entity.  Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of the reorganization, merger or consolidation.  In the event of a transaction described in this Section 17.2, Restricted Share Units shall be adjusted so as to apply to the securities that a holder of the number of Shares subject to the Restricted Share Units would have been entitled to receive immediately following such transaction.

17.3.        Corporate Transaction.  Subject to the exceptions set forth in the last sentence of this Section 17.3, the last sentence of Section 17.4 and the requirements of Section 409A of the Code:

(i) upon the occurrence of a Corporate Transaction, all outstanding Options and Restricted Shares shall be deemed to have vested, and all Restricted Share Units shall be deemed to have vested and the Shares subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Restricted Share Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value, in the case of Restricted Shares or Restricted Share Units, equal to the formula or fixed price per Share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per Share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate.  The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.  This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Shares and Restricted Share units theretofore granted, or for the substitution for such Options, SARs, Restricted Shares and Restricted Share Units for new options, SARs, restricted share and restricted shares units relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation right exercise prices, in which event the Plan, Options, SARs, Restricted Shares and Restricted Share Units theretofore granted shall continue in the manner and under the terms so provided.

17.4.        Adjustments.  Adjustments under this Section 17 related to Shares or other securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.  The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Shares and Restricted Share Units, and such effect shall be set forth in the appropriate Award Agreement.  The Board may provide in the Award Agreements at the Grant Date, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.        No Limitations on Company.  The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.           GENERAL PROVISIONS

18.1.        Disclaimer of Rights.  No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a trustee, officer, consultant or employee of the Company or a Subsidiary. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in Company or escrow for payment to any Participant or beneficiary under the terms of the Plan.

18.2.        Nonexclusivity of the Plan.  Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Share options otherwise than under the Plan.

18.3.        Withholding Taxes.  The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold Shares otherwise issuable to the Participant or (ii) by delivering to the Company or the Subsidiary Shares already owned by the Participant. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 18.3 may satisfy his/her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.        Captions.  The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.        Other Provisions.  Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.        Number and Gender.  With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.        Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.        Governing Law.  The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.        Section 409A of the Code.  The Board intends to comply with Section 409A of Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation arrangements pursuant to Section 409A, as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

*    *    *

To record adoption of the Plan by the Board as of March 28, 2013, the Company has caused its authorized officer to execute the Plan.

Telos Corporation

/s/ Helen M. Oh

Helen M. Oh
Corporate Secretary

Telos Corporation
19886 Ashburn Road, Ashburn, Virginia 20147

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELOS CORPORATION FOR USE AT THE ANNUAL MEETING OF HOLDERS OF THE COMPANY’S CLASS A AND CLASS B COMMON STOCK (COLLECTIVELY, “COMMON STOCK”) TO BE HELD ON MAY 13, 2013 (THE “ANNUAL MEETING”).

The undersigned stockholder hereby appoints Helen M. Oh and Jefferson V. Wright (the “Proxies”), and each of them, proxies, with full power of substitution, and authorizes each of them to represent and vote as specified in this proxy card all shares of the Common Stock that the undersigned could vote if present at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting. The undersigned further gives the proxies authority to vote according to their best judgment on any other matters properly coming before the Annual Meeting.  The Annual Meeting will be held on Monday, May 13, 2013, at 1:00 p.m., Eastern Daylight Savings Time, at Telos Corporation’s headquarters, 19886 Ashburn Road, Ashburn, Virginia.

The Board of Directors recommends voting FOR all of the nominees in the election of directors, and FOR Items 2 and 3.

Item 1 - ELECTION OF DIRECTORS

Nominees:

John B. Wood Bernard C. Bailey David Borland	William M. Dvoranchik Lt. Gen. (Ret) Bruce R. Harris Lt. Gen. (Ret) Charles S. Mahan	Maj. Gen. (Ret) John W. Maluda Robert J. Marino Vice Admiral (Ret) Jerry O. Tuttle

☐	For all nominees listed above
☐	Withhold for all nominees listed above
☐	For all nominees listed above, except withhold for the nominees listed: ________________________________

Item 2 – APPROVAL OF THE 2013 OMNIBUS LONG-TERM INCENTIVE PLAN

☐	For
☐	Against
☐	Abstain

Item 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for year 2013

☐	For
☐	Against
☐	Abstain

ATTENDANCE:
☐	I plan to attend the meeting in person.

You are encouraged to specify your choices by marking the appropriate box. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this card is returned signed with no directions given, it will be voted “FOR” all nominees listed above (Item 1) and as recommended by the Board of Directors (Items 2 and 3).  The Proxies cannot vote your shares unless you sign and return the card. If you do not plan to attend the Annual Meeting, please mark, sign, date, and return your proxy card using the enclosed envelope.  Any proxies previously given for the Annual Meeting are hereby revoked.

Dated:	,2013	Dated:	,2013

Signature		Signature

Printed Name		Printed Name

Please print your name exactly as it appears on stock certificate. When shares held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.